Filed Pursuant to Rule 424(b)(4)

Registration Statement No. 333-261957

PROSPECTUS

Star Equity Holdings, Inc.

9,175,000 Shares of Common Stock

325,000 Pre-funded Warrants (each Pre-funded Warrant to purchase one Share of Common Stock)

325,000 Shares of Common Stock underlying the Pre-funded Warrants

9,500,000 Common Stock Purchase Warrants (each Warrant to purchase One Share of Common Stock)

9,500,000 Shares of Common Stock underlying the Common Stock Purchase Warrants

This is an offering of 9,175,000 shares of our common stock, par value of $0.0001 per share, together with common stock purchase warrants to purchase up to an aggregate of 9,500,000 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants) at a public offering price of $1.50 per share of common stock and an accompanying warrant.

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the outstanding shares of our common stock immediately following the consummation of this offering, the opportunity to purchase 325,000 pre-funded warrants in lieu of shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% of the outstanding shares of our common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant will be equal to the price per share and an accompanying warrant being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will be certificated and will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of the outstanding shares of our common stock will be subject to our consent. We may, in our sole discretion, waive the 4.99% ownership limitation in connection with this offering with respect to one or more potential purchasers.

Each share of common stock and each pre-funded warrant is being sold together with an accompanying warrant. Each whole warrant will entitle the holder thereof to purchase one share of our common stock, at an exercise price of $1.50 per whole share, or 100% of the public offering price of one share of common stock and an accompanying warrant. Because we will issue one warrant for each share of our common stock and for each pre-funded warrant sold in this offering, the number of warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

The warrants will be exercisable immediately and will expire five years after the date of issuance. The warrants will only be exercisable for whole shares of common stock. The shares of common stock or pre-funded warrants can be purchased only with the accompanying warrants (other than the over-allotment option), but will be issued separately and will be immediately separable upon issuance.

Our common stock is listed for trading on The Nasdaq Global Market under the symbol “STRR.” On January 19, 2022, the last reported sale price of our common stock on The Nasdaq Global Market was $1.66 per share. There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 16 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share and Accompanying Warrant	Per Pre-funded Warrant and Accompanying Warrant	Total(4)
Public offering price (1)	$ 1.500	$ 1.490	$ 14,250,000
Underwriting discounts and commissions (2)	$ 0.105	$ 0.104	$ 997,500
Proceeds to us, before expenses (3)	$ 1.395	$ 1.386	$ 13,252,500

(1)	The public offering price is $1.50 per share of common stock and accompanying warrant and $1.49 per pre-funded warrant and accompanying warrant.

(2)	See “Underwriting” for a description of the compensation payable to the underwriter, including a warrant to purchase shares of our common stock, which represents 2.5% of the number of shares of common stock and/or pre-funded warrants sold in this offering, and reimbursable expenses in connection with the offering.

(3)	The above summary of the offering proceeds does not give effect to any proceeds from the exercise of the accompanying warrants or underwriter’s warrant being issued in this offering, or the exercise of the underwriter’s over-allotment option.

(4)	Assumes the full exercise of the pre-funded warrants.

The underwriter has the option to purchase up to an additional 1,425,000 shares of common stock and/or warrants to purchase up to an additional 1,425,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days after the date of this prospectus to cover over-allotments, if any.

Jeffrey E. Eberwein, our Executive Chairman, and Michael A. Cunnion and John W. Gildea, two other directors, have indicated to us their intention to purchase 1,075,000, 8,300 and 33,400 shares respectively, of our common stock and warrants in this offering. David J. Noble, our Chief Financial Officer, and Richard K. Coleman, Jr., our Chief Operating Officer, have indicated to us their intention to purchase 30,000 and 33,400 shares, respectively, of our common stock and warrants in this offering. Certain other officers and employees of our company may also purchase shares of our common stock and warrants in this offering. However, because indications of interest are not binding agreements or commitments to purchase, there can be no assurance that the underwriter will determine to sell our shares and warrants in this offering to any of these persons, or that any of these persons will determine to purchase these securities in this offering. Any securities sold to our officers and board members will be at the same public offering price and on the same terms as the securities sold to other investors in this offering. The underwriter will receive the same underwriting discount on any securities purchased by these persons as it will on any other securities sold to the public in this offering.

The underwriter expects to deliver the shares, warrants and pre-funded warrants against payment in New York, New York on or about January 24, 2022.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is January 19, 2022

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1

THE OFFERING	9

RISK FACTORS	15

USE OF PROCEEDS	34

DIVIDEND POLICY	35

CAPITALIZATION	36

DILUTION	38

EXECUTIVE COMPENSATION	40

DESCRIPTION OF OUR CAPITAL STOCK AND SECURITIES WE ARE OFFERING	47

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS AND WARRANTS	61

UNDERWRITING	69

LEGAL MATTERS	73

EXPERTS	73

WHERE YOU CAN FIND MORE INFORMATION	73

INCORPORATION OF INFORMATION BY REFERENCE	73

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	74

___________________________

You should rely only on the information contained or incorporated into this prospectus. Neither we nor the underwriter has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or “SEC,” listed in the section of the prospectus entitled “Incorporation of Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires or indicates, all references in this prospectus to “we,” “our,” “us,” “Star Equity” and the “Company” each mean Star Equity Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

Our Company

Overview of Our Business

Star Equity Holdings, Inc. is a diversified multi-industry holding company that currently operates primarily in the healthcare and construction business sectors. These businesses, which are 100% controlled by us through our healthcare subsidiary Digirad Health, Inc. and our construction subsidiaries KBS Builders, Inc. and EdgeBuilder, Inc. have their own experienced, specialized management teams. We are presently focused on investing in additional operating businesses and potentially entering additional industry sectors. We also maintain a third internally-focused business which holds our corporate real estate and investments and is directly managed at the holding company level.

We report our continuing operations through our Healthcare, Construction and Investments segments, as described below.

• Healthcare. Through Digirad Health, Inc. (“Digirad Health”), we provide mobile medical imaging services and design, manufacture, service and distribute diagnostic medical imaging equipment. Our direct and indirect subsidiaries included in this division are referred to as our “Healthcare Subsidiaries.” Our Diagnostic Services division offers imaging services to healthcare providers, primarily cardiology practices, as an alternative to purchasing and operating the equipment or outsourcing the procedures. Our Diagnostic Imaging division develops, sells and services solid-state mobile gamma imaging cameras to hospitals and physicians.

• Construction. We design, manufacture and distribute wood-based products used in residential and commercial construction projects through this segment. KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”) and Glenbrook Building Supply, Inc. (“Glenbrook”) are our wholly owned subsidiaries and are referred to as our “Construction Subsidiaries” and our “Construction businesses.” Our KBS business primarily manufactures modular housing units, mainly for the New England market, at our production facility in South Paris, Maine. We are continually evaluating the possibility of opening a second modular line at the Oxford facility as demand for our product increases. Opening and operating a second modular manufacturing facility may become necessary as we continue pursuing larger commercial-scale multi-family projects, in addition to producing single-family homes. Our EdgeBuilder and Glenbrook businesses, which operate as a single business unit called “EBGL,” are located in the Minneapolis-St. Paul, Minnesota metropolitan area. EBGL manufactures structural wall panels, permanent wood foundation systems and other engineered wood products, and supply general contractors with building materials.

• Investments. Our investments division is an internally-focused unit that is directly supervised by our holding company management and is primarily responsible for the management of our real estate and investments. Currently, our main revenue-generating activity in this segment is the intercompany monthly rent from KBS, which leases three modular factories from Star Real Estate Holdings USA, Inc. (“SRE”). Our direct and indirect subsidiaries included in this segment are SRE, 947 Waterford Road, LLC, 300 Park Street, LLC, 56 Mechanic Falls Road, LLC, Star Value, LLC and Star Equity Fund, LLC. These entities are referred to as our “Investments Subsidiaries.”

Our Growth Strategy

We believe our diversified multi-industry holding company structure will allow our management to better focus on specialized capital allocation, strategic leadership, mergers and acquisitions, capital markets transactions, investor relations, management of our real estate and investments, and other public company activities. Our structure will free up our operating chief executive officers to manage their respective businesses, improve operations and look for organic and bolt-on growth opportunities, with fewer distractions and less administrative burden.

We continue to explore strategic alternatives to improve the market position and profitability of our product offerings in niche marketplaces, generate additional liquidity and enhance our valuation. We may pursue our goals through organic growth or through strategic transactions. Some of these strategic transactions have included, and could continue to include, selective acquisitions of business segments or entire businesses, divestitures of assets or divisions, and internal restructurings of our company.

We believe that both of our primary businesses are well positioned for growth in large addressable markets. The key elements of our growth strategy include the following:

• Organic growth from our core businesses. We believe that we operate in markets and geographies that will allow us to continue to grow our core businesses, allowing us to benefit from our scale and strengths. We plan to focus our efforts on markets in which we already have a presence to take advantage of the personnel, infrastructure and brand recognition we have in these areas.

• Introduction of new services. In our Healthcare division, we plan to continue to focus on providing healthcare solutions that deliver necessary assets, services and logistics directly to the customer site. We believe that over time we can either purchase or develop new and complementary businesses and take advantage of our customer loyalty and distribution channels. Additionally, we are looking into new imaging technologies through the recent establishment of a joint venture that is presently conducting research and development in the area of heart imaging. In our Construction division, we will consider opportunities to augment our service offering to better serve our customer base. We have recently accomplished this at KBS for the New England market by re-entering the multi-family housing segment. At EBGL, we are piloting a program to act as an outsourced supplier of components to a large-scale homebuilder.

• Acquisition of complementary businesses. We regularly search for and review complementary businesses that meet our internally developed financially disciplined approach for acquisitions to grow our company. We believe there are many potential small targets that can be acquired over time and integrated into our platform. We will also look at larger, more transformational acquisitions (public or private) if we believe the appropriate mix of value, risk and return is present for our stockholders. The timing of these potential acquisitions will always depend on market conditions, available capital and the value for each transaction. In general, we want to be “value” buyers, and will not pursue any transaction unless we believe the post-transaction potential value is high for stockholders.

Healthcare Operations and Industry

Our Healthcare division designs, manufactures and distributes diagnostic medical imaging products. The division operates in two businesses: Diagnostic Services and Diagnostic Imaging. Our Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the procedure. Our Diagnostic Imaging business develops, sells and maintains solid-state gamma cameras for use in nuclear cardiology and general nuclear medicine.

Diagnostic imaging depictions of the internal anatomy or physiology are generated primarily through non-invasive means. Diagnostic imaging facilitates the early diagnosis of diseases and disorders, often minimizing the scope, cost and amount of care required and reducing the need for more invasive procedures. Currently, the major types of non-invasive diagnostic imaging technologies available are x-ray, MRI, CT, ultrasound, PET and nuclear imaging. The most widely used imaging acquisition technology utilizing gamma cameras is single photon emission computed tomography, or SPECT. Our current internally-developed cardiac gamma cameras employ SPECT technology. Our Healthcare division is comprised of two segments that specialize in delivering SPECT in a unique and effective manner in order to deliver convenient healthcare solutions on an as needed, when needed and where needed basis.

Diagnostic Services. Through Diagnostic Services, we offer a convenient and economically efficient imaging services program as an alternative to purchasing equipment or outsourcing the procedures to another physician or imaging center. For physicians who wish to perform nuclear imaging, echocardiography, vascular or general ultrasound tests, we provide imaging systems, qualified personnel, radiopharmaceuticals, licensing services and the logistics required to perform imaging in their own offices, and thereby the ability to bill Medicare, Medicaid or one of the third-party healthcare insurers directly for those services, which are primarily cardiac in nature. We provide imaging services primarily to cardiologists, internal medicine physicians and family practice doctors who typically enter into annual contracts for a set number of days ranging from once per month to five times per week. Many of our physician customers are reliant on reimbursements from Medicare, Medicaid and third-party insurers. Although reimbursement for procedures provided by our services have been stable during the last several years, any future changes to underlying reimbursements may require modifications to our current business model in order for us to maintain a viable economic model.

Our portable nuclear and ultrasound imaging operations utilize a “hub and spoke” model in which centrally located regional hubs anchor multiple van routes in the surrounding metropolitan areas. At these hubs, clinical personnel load the equipment, radiopharmaceuticals and other supplies onto specially equipped vans for transport to customer locations, where they set up the equipment for the day. After quality assurance testing, a technologist under the physician’s supervision will gather patient information, inject the patient with a radiopharmaceutical and then acquire images for interpretation by the physician. At the conclusion of the day of service, all equipment and supplies are removed from the customer location and transported back to the central hub location. Our model relies on density and customer concentration to allow for efficiencies and maximum profitability, and therefore we are only located in geographies where there is a high concentration of people, cardiac disease and associated likely customer locations.

For our nuclear imaging services, we have obtained Radsite Intersocietal Accreditation Commission (“IAC”) and Intersocietal Commission for Echocardiography Laboratories (“ICAEL”) accreditation for our services. Our licensing infrastructure provides radioactive materials licensing, radiation safety officer services, radiation safety training, monitoring and compliance policies and procedures, and quality assurance functions, to ensure adherence to applicable state and federal nuclear regulations.

Diagnostic Imaging. Through Diagnostic Imaging, we sell our internally developed solid-state gamma cameras, imaging systems and camera maintenance contracts. Our imaging systems include nuclear cardiac imaging systems, as well as general purpose nuclear imaging systems. We sell our imaging systems to physician offices and hospitals primarily in the United States, although we have sold a small number of imaging systems internationally. Our imaging systems are sold in both portable and fixed configurations, provide enhanced operability and improved patient comfort, fit easily into floor spaces as small as seven feet by eight feet, and facilitate the delivery of nuclear medicine procedures in a physician’s office, an outpatient hospital setting, or within multiple departments of a hospital (e.g., emergency and operating rooms). Our Diagnostic Imaging segment revenues derive primarily from selling solid-state gamma cameras and post-warranty camera maintenance contracts.

The central component of a nuclear camera is the detector, which ultimately determines the overall clinical quality of images a camera produces. Our nuclear cameras feature detectors with advanced proprietary solid-state technology developed by us. Solid-state systems have a number of benefits over conventional photomultiplier tube-based camera designs typically offered by our competitors. Our solid-state technology systems are typically 2 to 5 times lighter and considerably more compact than most traditional nuclear systems, making them far easier and less costly to build, very reliable, and able to be utilized for mobile applications. We believe we are one of the market leaders in the mobile solid-state nuclear camera segment.

We believe our current imaging systems, with their state-of-the-art technology, will continue to be relevant for the foreseeable future. We will continue to enhance and adjust our existing systems for the changing nuclear imaging market, including software upgrades and smaller enhancements. However, to accomplish any significant changes and enhancements, we will utilize what we believe is a deep available pool of contract engineers on a flexible, as needed basis and do not maintain a fully staffed research and development department.

For the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, our Healthcare operations accounted for 55.8%, 63.0% and 84.5%, respectively, of our consolidated revenues.

Construction Operations and Industry

Our Construction division designs and manufactures residential and commercial modular units and structural wall panels for the New England and Midwest markets, respectively. Our subsidiaries include KBS, which primarily manufactures modular housing units, and EBGL, which manufactures structural wall panels, permanent wood foundation systems and other engineered wood products, and supplies general contractors with building materials.

The building and construction industries lag behind many other manufacturing industry sectors with respect to offsite production. Both modular and prefabricated structural wall panels, produced offsite, are gaining market share in a sector once dominated by more traditional onsite or “stick built” construction.

KBS has been in the modular business since 2001 and primarily services the New England market, including Cape Cod and the islands of Martha’s Vineyard and Nantucket, as it is typically not cost-effective to ship modules beyond 300 miles from where they are produced due to their size and weight. We believe the market opportunity for single-family modular homes across our target geography is strong. The opportunity in commercial-scale multi-family modular projects is focused in and around the Boston metropolitan area, although we believe there will be increasing interest in other secondary cities and more densely settled areas. The shortage of affordable housing is a nation-wide problem and we believe modular construction methods offer a compelling option to help address upfront construction costs, ongoing domestic energy costs and time-to-market concerns associated with solving this challenge.

EdgeBuilder benefits from the same macro drivers towards more factory-built construction. The target market for the structural wall panels it produces is the Minneapolis-St. Paul, Minnesota area where the need for housing has been growing. EdgeBuilder’s panels are sold to builders constructing multi-story, multi-unit structures, including senior living facilities and apartment buildings. Our wood foundations are sold primarily to builders of single-family home developments. On the building products distribution side, our showroom and lumber yard focuses on professional builder sales, while also providing loose lumber and materials that are bundled with our structural wall panel contracts to streamline the procurement process for these commercial customers. We also supply windows, doors, roofing, decking, drywall, hardware and other value-added products.

EdgeBuilder markets its engineered structural wall panels and permanent wood foundation systems through direct sales-people and a network of builders, general contractors and developers in and around Minneapolis and St. Paul areas. EdgeBuilder’s direct sales organization is responsible for both residential and commercial projects and it works with general contractors, developers and builders to provide bids and quotes for specific projects. Our marketing efforts include participation in industry trade shows, production of product literature and sales support tools. These efforts are designed to generate sales leads for our independent builders and dealers, and direct salespeople.

For the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, our Construction operations accounted for 44.2%, 36.9% and 15.4%, respectively, of our consolidated revenues.

For further information about our business segments and operations, you should refer to the information included under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are incorporated herein by reference, as updated by other reports and documents we file with the SEC.

Our Competitive Strengths

Healthcare Services and Products

Our Healthcare division delivers convenient, effective and efficient healthcare solutions on an as needed, when needed and where needed basis through our mobile products and services. Our Healthcare division’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services provides hospitals, physician practices and imaging centers throughout the United States access to technology and services necessary to provide patient care in the rapidly changing healthcare environment.

We believe that our competitive strengths are centered around our streamlined and cost-efficient approach to providing healthcare solutions to our customers at the point of need, while providing an array of industry-leading, technologically-enabled healthcare imaging and monitoring services, as described below:

•	Broad Array of Diagnostic Imaging Services. Approximately 42.9% of our consolidated revenues for the nine months ended September 30, 2021 were derived from our diagnostic imaging business. We have developed and continue to refine an industry-leading, customer-service focused approach to our customers. We have found our focus in this area is a key factor in acquiring and retaining our service-based customers. We also recruit and maintain highly trained staff for our clinical and repair services, which allows us to provide superior and more efficient services.

•	Unique Dual Sales and Service Offerings. For the majority of our business, we offer a service-based model to our customers, allowing them to avoid making costly capital and logistical investments required to offer these services internally. Further, for a smaller portion of our business, we have the ability to sell the underlying capital equipment directly to our customers should their needs change and they desire to provide services on their own with the required capital equipment. This ability to serve our customers in a variety of capacities from selling equipment directly, or providing more flexibility through a service-based model, allows us to serve our customers according to their exact needs, as well as the ability to capture both ends of the revenue spectrum.

•	Leading Solid-State Technology. Our solid-state gamma cameras utilize proprietary photo detector modules that enable us to build smaller and lighter cameras that are portable with a degree of ruggedness that can withstand the vibration associated with transportation. Our dedicated cardiac imagers require a floor space as little as seven feet by eight feet, can generally be installed without facility renovations, and use standard power. Our portable cameras are ideal for mobile operators or practices desiring to service multiple office locations or imaging facilities.

•	Addressable Markets and Revenue Opportunities. Bolstered by advances in medical imaging technology, large and growing global healthcare expenditures, an increasing demand for early disease detection and diagnosis, an aging population and the anticipated end of the COVID-19 pandemic, we believe the vast size of the addressable market and the multitude of imaging procedures and applications in the diagnostic imaging market position us to experience revenue growth and market share in the coming years.

Construction Services and Products

Our competitive strengths at KBS include our strategic location in the Greater Boston and broader New England market, the largest manufacturing capacity in the New England region, and an ability to provide high quality wood-based volumetric modules for both single and commercial scale multi-family residential buildings. We also provide significant value through our longstanding engineering and design expertise, with a focus on customization to suit the specific project requirements. We continue to develop our expertise and specialized knowledge in highly energy-efficient passive homes, which includes the delivery of our first zero energy modular homes to address the need for affordable housing during 2020. Additionally, we believe there is a large opportunity in the commercial-scale multi-family modular segment and we have continued to pursue more of these projects since 2020.

At EdgeBuilder, we also offer a superior product for commercial scale multi-family projects, focusing on structural wall panels. Our engineering and design capabilities allow us to create a product that is unique to the specific project’s requirements. We also provide value with our vertically integrated in-house delivery capability, helping us to be cost-competitive. Our production strategy is to utilize automation and the most efficient methods of manufacturing and high-quality materials in all EdgeBuilder projects. Through our building products distribution business, we operate a professional lumber yard and showroom and deliver highly personalized service, knowledgeable salespeople, and attention to detail that the larger, big-box chain home stores do not provide.

We expect the modular construction industry to achieve revenue growth over the next several years due to the rising demand for modular engineering in several sectors, such as healthcare, education and multi-family housing, given the comparatively low cost and availability of fully-equipped manufactured housing versus site-built construction housing. We believe our construction business is well positioned to capitalize on the growing popularity of modular and panelized housing in our key markets in the United States.

Recent Developments

Operational Highlights and Initiatives. On January 11, 2022, we announced the following operational highlights for 2021 and updates regarding sales and acquisition initiatives for 2022 for our healthcare and construction businesses.

•	Our healthcare division sold a record 39 imaging cameras in 2021 compared to 16 cameras in 2020 and 31 cameras in 2019. With this rebound to more normal levels, we have begun to consider potential bolt-on acquisition targets for the division, particularly in the area of healthcare staffing. Although there can be no certainty of a transaction occurring, we believe healthcare staffing is a natural addition to our existing healthcare businesses and are eager to explore synergies with Digirad Health’s current distribution channels, client base and support for our own internal healthcare staffing needs. Further, Richard K. Coleman, Jr., our recently appointed Chief Operating Officer, has substantial experience and success in the staffing industry, most recently as the Chief Executive Officer of Command Center, Inc., which merged with HireQuest, Inc. in 2019.

•	Our construction division also saw improved results in both of its operations — KBS Builders, Inc. (“KBS”) based in New England and EdgeBuilder/Glenbrook (“EBGL”) based in Minnesota. KBS produced approximately 350 modular units in 2021 compared to 280 units in 2020 and 230 units in 2019. We believe production capacity at KBS’s South Paris, Maine plant is approximately 500 modules per year and we are working diligently to attain this production level. We have a goal of reopening our idle Oxford, Maine plant, which would increase KBS’s total production capacity to 750 to 1,000 modules per year. In addition, KBS’s sales pipeline, which represents potential projects that could be awarded over the next 12 months, is approximately $65 million. A highlight of the sales pipeline is an $8 million to $9 million project to produce four new dormitories for a college in New England. This project, if won, would be one of the largest contracts in KBS’s history and mark KBS’s expansion into the student housing segment. Booked backlog at KBS is currently $7 million. EBGL delivered strong top line growth as a result of improved utilization and pricing and generated a strong rebound in profitability in the second half of 2021. Booked backlog at EBGL is currently $15 million.

We will provide further results in our complete fourth quarter and full-year 2021 earnings press release and conference call that will be announced at a later date.

December 2021 Private Placement. On December 10, 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with Jeffrey E. Eberwein, our Executive Chairman, relating to the issuance and sale of 650,000 shares of our common stock at a purchase price of $3.25 per share pursuant to a private placement. The transaction was approved by a Special Committee of our board of directors made up of independent directors and by the Audit Committee of our board of directors. The gross proceeds to us from the transaction, before deducting transaction fees and other estimated transaction expenses, were $2.1 million.

Pursuant to the Purchase Agreement, we agreed to use commercially reasonable efforts to file a resale registration statement to register under the Securities Act the resale by Mr. Eberwein of the shares as soon as practicable following the issuance and filing with the SEC of our audited financial statements for the year ending December 31, 2021 in connection with the filing of our Annual Report on Form 10-K. In connection with the Purchase Agreement, Mr. Eberwein agreed to enter into a lock-up agreement whereby he agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to result in the disposition of the shares, subject to certain exceptions, until the date that is six months following the closing date of the transaction.

NOL Rights Agreement and Protective Amendment. On June 2, 2021, our board of directors adopted, and we entered into, a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent, designed to preserve the value of our significant U.S. net operating loss carryforwards (“NOLs”) and other tax benefits by deterring transfers of our common stock that could result in an “ownership change” under Section 382. In connection with the Rights Agreement, our board of directors declared a dividend to our stockholders of record as of the close of business on June 14, 2021, for each outstanding share of our common stock, of one right to purchase one one-thousandth of a share of a new series of participating preferred stock of our company at a specified exercise price.

Pursuant to the Rights Agreement, if any person or group acquires 4.99% or more of the outstanding shares of our common stock without our board of directors’ permission, or if a person or group that already owns 4.99% or more of our common stock acquires additional shares without our board of directors’ permission, then, subject to certain exceptions, there would be a triggering event under the Rights Agreement. The Rights would then become exercisable and entitle stockholders (other than the acquiring person or group) to purchase additional shares at a significant discount and result in significant dilution in the economic interest and voting power of the acquiring person or group. In its discretion, our board of directors may exempt certain transactions from the provisions of the Rights Agreement, including if our board of directors determines that the transaction will not jeopardize our tax benefits, or the transaction will otherwise serve our best interests. Any stockholder desiring to own 5% or more of our shares, or increase an existing ownership position that is already at or above 5%, can request an exemption from our board of directors by submitting certain basic information to us and following the other instructions included in the Rights Agreement. If an investor needs an exemption to participate in this offering or otherwise exercise any pre-funded warrants that it purchases in the offering, it is the intention of our board of directors to grant any such investor an exemption from the ownership limitations characterized in the Rights Agreement. The Rights Agreement and the rights issued under the Rights Agreement will expire on June 2, 2024, or on an earlier date if certain events occur, as described more fully in the Rights Agreement.

At our Annual Meeting of Stockholders held on October 21, 2021, our stockholders ratified and approved the Rights Agreement and a protective amendment to our Restated Certificate of Incorporation designed to protect the tax benefits of our NOLs. See “Description of Our Capital Stock and Securities We Are Offering—Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Bylaws; Protective Amendment.” Additional information regarding the Rights Agreement is contained in our Definitive Proxy Statement filed with the SEC on September 22, 2021.

New Chief Operating Officer. Beginning January 1, 2022, we appointed Richard K. Coleman, Jr. as our new Chief Operating Officer. Mr. Coleman’s addition increases the capacity of our senior leadership team. In this role, he will oversee our operations, assist our business leaders in achieving their growth and profitability goals and launch new business initiatives, as well as help analyze and integrate future acquisitions. Mr. Coleman brings more than 30 years of executive leadership experience with extensive expertise in business development, operational excellence and acquisitions. He has served in a variety of senior executive roles, including President, CEO and director of Command Center, Inc., a provider of flexible on-demand employment solutions; President, CEO and director of Crossroads Systems, Inc., a global provider of data archive solutions; CEO of Vroom Technologies Inc.; Chief Operating Officer of MetroNet Communications; and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement and Sprint Communications.

Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company. These risks are described more fully in the section titled “Risk Factors” in this prospectus. Below are the principal factors that make an investment in our company speculative or risky:

•	Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital if needed may have an adverse impact on our business and operations.

•	We have a history of annual net losses attributable to common shareholders which may continue and which may negatively impact our ability to achieve our growth initiatives.

•	We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could materially harm our business.

•	We may not be able to achieve the anticipated synergies and benefits from business acquisitions.

•	We face risks related to health pandemics and other widespread outbreaks of contagious disease, including COVID-19 and its variants, which could significantly disrupt our operations (particularly in our healthcare business) and impact our financial results.

•	Operating results may be adversely affected by changes in the costs and availability of supplies and materials.

•	Our quarterly and annual financial results are difficult to predict and are likely to fluctuate from period to period.

•	We spend considerable time and money complying with federal and state laws, regulations, and other rules which may fluctuate based on healthcare policy, and if we are unable to fully comply with such laws, regulations, and other rules, we could face substantial penalties.

•	The medical device industry is litigious, which could result in the diversion of our management’s time and efforts, and require us to incur expenses and pay damages that may not be covered by our insurance.

•	Our long-term results depend upon our ability to improve existing products and services and develop, introduce, and market new products and services successfully.

•	Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

•	We may make financial investments in other businesses that may lose value.

•	Our goodwill and other long-lived assets are subject to potential impairment that could negatively impact our earnings.

•	Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

•	The inability of our company, KBS, EdgeBuilder or any of our other subsidiaries to comply with applicable financial covenants under the Company Loan Agreements could have a material adverse effect on our financial condition.

•	The market price of our common stock may be volatile, and the value of your investment could decline significantly.

•	Payment of dividends on our common stock is prohibited unless we have declared and paid (or set apart for payment) full accumulated dividends on the Series A Preferred Stock, which also has a significant liquidation value.

•	If we fail to pay dividends on our Series A Preferred Stock for six or more consecutive quarters, holders of our Series A Preferred Stock will be entitled to elect two additional directors to our board of directors.

•	The protective amendment contained in our Restated Certificate of Incorporation, which is intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards, may have unintended negative effects.

•	Material weakness in our internal control over financial reporting could have a significant adverse effect on our business and the price of our common stock.

Corporate Information

We are a diversified holding company with three divisions: Healthcare, Construction and Investments. We were incorporated in the State of Delaware in 1997. Our principal executive offices are located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

The Offering

The following summary contains basic terms about this offering and the securities in this offering and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the Risk Factors section beginning on page 15 of this prospectus. For a more complete description of the terms of the common stock, accompanying warrants and pre-funded warrants, see the section of this prospectus entitled “Description of Our Capital Stock and Securities We Are Offering.”

Common stock offered by us:	9,175,000 shares of common stock.

Pre-funded warrants offered by us:	We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the outstanding shares of our common stock immediately following the consummation of this offering, the opportunity to purchase 325,000 pre-funded warrants in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% of the outstanding shares of our common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant together with an accompanying warrant will equal the public offering price at which shares of common stock together with an accompanying warrant are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant included will be $0.01 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. Any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of the outstanding shares of our common stock will be subject to our consent. We may, in our sole discretion, waive the 4.99% ownership limitation in connection with this offering with respect to one or more potential purchasers.

Offering price:	$1.50 per share of common stock or $1.49 per pre-funded warrant, in each case, together with an accompanying warrant.

Over-allotment option:	We have granted the underwriters an option to purchase up to 1,425,000 additional shares of common stock and/or up to 1,425,000 additional warrants (for the purchase of up to an additional 1,425,000 shares of common stock), in each case, solely to cover over-allotments, if any.

Warrants offered by us:	We are also offering warrants to purchase up to an aggregate of 9,500,000 shares of common stock. Each share of common stock (other than those sold pursuant to the over-allotment option) is being sold together with one warrant. Each whole warrant will entitle the holder thereof to purchase one share of our common stock. The warrants will only be exercisable for whole shares of common stock, and will have an exercise price of $1.50 per share, or 100% of the public offering price of one share of common stock and accompanying warrant, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This offering also relates to the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding after this offering:	15,305,916 shares, assuming the exercise in full of the pre-funded warrants sold in this offering and no exercise of the accompanying warrants or the underwriter’s warrant (or 16,730,916 shares if the over-allotment option is exercised in full and no exercise of the accompanying warrants or the underwriter’s warrant).

Use of proceeds:	We estimate that our net proceeds from the offering will be approximately $12,802,500 (approximately $14,790,375 if the underwriter’s over-allotment option is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses of approximately $450,000. We intend to use the net proceeds of this offering to pursue organic growth initiatives and fund potential acquisitions, and for working capital and other general corporate purposes.

Risk factors:

You should read the “Risk Factors” section of this prospectus as well as all other information included in this prospectus, including the information in the documents incorporated by reference into this prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any securities in this offering.

Lock-up:

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 90 days after this offering is completed without the prior written consent of Maxim.

Transfer agent:	The registrar and transfer agent for our common stock and the warrant agent for our warrants is American Stock Transfer & Trust Company.
Nasdaq Global Markets listing:	Our common stock is listed for trading on The Nasdaq Global Market under the symbol “STRR.” There is no established trading market for the pre-funded warrants or the warrants and we do not expect a market for such securities to develop. We do not intend to list the warrants or pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the warrants will be limited.

Jeffrey E. Eberwein, our Executive Chairman, and Michael A. Cunnion and John W. Gildea, two other directors, have indicated to us their intention to purchase 1,075,000, 8,300 and 33,400 shares respectively, of our common stock and warrants in this offering. David J. Noble, our Chief Financial Officer, and Richard K. Coleman, Jr., our Chief Operating Officer, have indicated to us their intention to purchase 30,000 and 33,400 shares, respectively, of our common stock and warrants in this offering. Certain other officers and employees of our company may also purchase shares of our common stock and warrants in this offering. However, because indications of interest are not binding agreements or commitments to purchase, there can be no assurance that the underwriter will determine to sell our shares and warrants in this offering to any of these persons, or that any of these persons will determine to purchase these securities in this offering. Any securities sold to our officers and board members will be at the same public offering price and on the same terms as the securities sold to other investors in this offering. The underwriter will receive the same underwriting discount on any securities purchased by these persons as it will on any other securities sold to the public in this offering. The shares being purchased by our officers and board members will be restricted from sale for a limited period of time under the terms of lock-up agreements.

The number of shares of our common stock to outstanding before and after this offering is based on 5,805,916 shares of common stock outstanding as of the date of this prospectus and excludes, as of such date:

•	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;

•	40,620 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;

•	23,662 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan;

•	702,270 shares of common stock issuable upon the exercise of the warrants (including the underwriter’s warrants) issued in connection with the public offering that we completed in May 2020;

•	9,500,000 shares of common stock issuable upon the exercise of the common stock purchase warrants offered hereby; and

•	237,500 shares of common stock issuable upon the exercise of the warrant we will grant to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis (and the shares of common stock issuable upon exercise of the pre-funded warrants would be at an exercise price of $0.01 per share), (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the accompanying warrants or the underwriter’s warrant listed above. Additionally, this prospectus assumes that the underwriter will not exercise its over-allotment option.

Summary Consolidated Financial Data

The following tables set forth a summary of our financial data. The summary consolidated statements of operations data for the years ended December 31, 2020 and 2019 are derived from our audited financial statements which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2020. The summary statements of operations data for the nine months ended September 30, 2021 and 2020 and the summary consolidated balance sheet data as of September 30, 2021 are derived from our unaudited interim condensed financial statements incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Our unaudited interim condensed financial statements have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the financial information in those statements. Our historical results are not necessarily indicative of our future results, and the results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021, or any other period. When you read this summary financial data, it is important that you read it together with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in conjunction with the financial statements, related notes and other financial information incorporated in this prospectus by reference.

Consolidated Statements of Operations Data	Nine Months ended September 30,		Year ended December 31,
	2021	2020	2020	2019
	(unaudited)
(in thousands, except per share data)
Total revenues	$77,019	$55,018	$78,163	$72,934
Total cost of revenues	68,691	44,921	64,176	55,774
Gross profit	8,328	10,097	13,987	17,160
Operating expenses:
Selling, general & administrative expenses	15,839	13,061	18,635	15,898
Amortization of intangible expenses	1,298	1,696	2,124	829
Gain on sale of MD Office Solutions	(847)	—	—	—
Merger and finance costs	—	—	—	2,342
Goodwill impairment	—	—	436	—
Total operating expenses	16,290	14,757	21,195	19,069
Loss from operations:	(7,962)	(4,660)	(7,208)	(1,909)
Other income (expense), net	4,208	967	3,344	(133)
Interest expense, net	(732)	(1,008)	(1,292)	(746)
Loss on extinguishment of debt	—	—	—	(151)
Total other income (expense)	3,476	(41)	2,052	(1,030)
Loss from continuing operations before income taxes	(4,486)	(4,701)	(5,156)	(2,939)
Income tax (provision) benefit	(34)	(72)	(129)	199
Loss from continuing operations, net of income taxes	(4,520)	(4,773)	(5,285)	(2,740)
Income (loss) from discontinued operations, net of income taxes	5,955	(1,227)	(1,172)	(1,887)
Net income (loss)	1,435	(6,000)	(6,457)	(4,627)
Deemed dividend on Series A perpetual preferred stock	(1,437)	(1,442)	(1,916)	(596)
Net loss attributable to common stockholders	(2)	(7,442)	(8,373)	(5,223)
Basic and diluted net loss per common share attributable to common stockholders	$—	$(2.27)	$(2.29)	$(2.56)

Consolidated Balance Sheet Data	As of September 30, 2021
	Actual	Pro Forma(1)	Pro Forma, As Adjusted(2)

Cash and cash equivalents	$5,572	$4,225	$17,028
Working capital (net) (3)	4,744	3,397	16,200
Total current assets	34,343	32,996	45,799
Total assets	74,887	73,540	86,343
Total current liabilities, including current portion of long term debt	29,599	29,599	29,599
Total long-term liabilities	3,970	3,970	3,970
Total liabilities	33,569	33,569	33,569
Total liabilities, mezzanine equity and stockholders’ equity	74,887	73,540	86,343

(1)	The pro forma balance sheet data gives effect to the receipt of $2,112,500 in proceeds from our December 2021 Private Placement, as described under “Our Company – Recent Developments” above, and the payment of $3,460,000 in current and accrued dividends on our Series A Preferred Stock in December 2021.

(2)	The pro forma, as adjusted balance sheet data gives effect to the December 2021 Private Placement and the payment of dividends on our Series A Preferred Stock, and our issuance and sale of 9,500,000 shares of common stock or pre-funded warrants and accompanying warrants in this offering for $1.50 per share, for net proceeds of approximately $12,802,500, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and no exercise of the accompanying warrants or the underwriter’s warrant.

(3)	Working capital is defined as current assets less current liabilities.

Use of Non-GAAP Financial Measurements

The following non-GAAP (defined below) financial measures are intended to supplement the GAAP financial information by providing additional insight regarding our results of operations. The non-GAAP EBITDA and adjusted EBITDA financial measures used by us are intended to provide an enhanced understanding of our underlying operational measures to manage our business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. Specifically, the table below presents the non-GAAP financial measure “EBITDA” (defined as earnings before interest, taxes, depreciation, amortization) and “Adjusted EBITDA” (defined as earnings before interest, taxes, depreciation, amortization adjusted for stock-based compensation and other one-time transaction costs such as mergers and acquisitions, financings and other extraordinary items), respectively. The most directly comparable measures for these non-GAAP financial measure are net income and diluted net income per share. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that EBITDA and Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results.

We believe that the use of EBITDA and Adjusted EBITDA provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other businesses which may present similar non-GAAP financial measures to investors. We believe that EBITDA and Adjusted EBITDA are useful measures because they normalize operating results by excluding non-recurring gains, losses and other items and help to demonstrate how much cash we are able to generate annually. In addition, you should be aware when evaluating EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate EBITDA and Adjusted EBITDA in the same fashion.

Our management does not consider EBITDA and Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of EBITDA and Adjusted EBITDA are that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Some of these limitations are:

a.	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

b.	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

c.	EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

d.	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

e.	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

f.	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. You should review the reconciliation of net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Net loss from continuing operations	$(4,520)	$(4,773)
Depreciation and amortization	2,624	3,025
Interest expense	732	1,008
Income tax expense	34	72
EBITDA from continuing operations	(1,130)	(668)
Unrealized loss (gain) on equity securities (1)	381	(33)
Litigation costs (2)	213	244
Stock-based compensation	389	371
MDOS gain (3)	(847)	—
Tenant receivable (4)	323	—
Write off of software costs (5)	70	—
Financing cost (7)	231	—
COVID-19 Protection Equipment (8)	82	46
SBA PPP Loan forgiveness (9)	(4,179)	—
Transaction costs (6)	—	115
Adjusted EBITDA from continuing operations	$(4,467)	$75

(1)	Reflects change in fair value of investments in equity securities.
(2)	Reflects one time litigation costs.
(3)	Reflects the gain from the sale of MD Office Solutions by a healthcare subsidiary.
(4)	Reflects one time write off in uncollectible tenant receivable.
(5)	Reflects one time write off in software costs.
(6)	Reflects legal and other costs related to the merger of our construction businesses and holding company conversion.
(7)	Reflects financing costs from our credit facilities.
(8)	Reflects purchases related to COVID-19 Protection Equipment.
(9)	Reflects the forgiveness of the Paycheck Protection Program loan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our securities. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and our future prospects would likely be materially and adversely affected. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. In addition, you should carefully consider the other risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are incorporated herein by reference, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission after the date of this prospectus and that are incorporated by reference herein.

Risks Related to this Offering

We have significant discretion over the use of the net proceeds from this offering.

Our net proceeds from this offering are expected to be approximately $12,802,500, assuming no exercise of the underwriter’s over-allotment option. We intend to use the net proceeds of this offering to pursue organic growth initiatives and fund potential acquisitions, and for working capital and other general corporate purposes. Our management will have broad discretion as to the application of such proceeds. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for us. Investors are urged to consult with their personal investment advisors, attorneys and accountants prior to making any decision to invest in us.

Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital if needed may have an adverse impact on our business and operations.

We had a net loss from continuing operations for the year ended December 31, 2020 and nine months ended September 30, 2021 of $5.3 million and $4.5 million, respectively. We may incur additional net losses from operations in the future, and we may experience quarter-to-quarter fluctuations in revenues, expenses and losses, some of which may be significant.

We estimate that we will receive net proceeds of approximately $12,802,500 from the sale of common stock, pre-funded warrants and warrants offered by us in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In the future, we may need to raise additional capital to continue our operations. However, we may not be able to raise additional funds on acceptable terms, or at all. Conditions in the capital markets may make equity and debt financing more difficult to obtain, and may negatively impact our ability to complete financing transactions. Any debt financing, if available, may involve restrictive covenants, such as limitations on our ability to incur additional indebtedness and other operating restrictions that could adversely impact our ability to conduct our business.

We expect to be limited in our ability to utilize net operating loss carryforwards to reduce our future tax liability as a result of this offering.

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss (“NOL”) carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We expect that this offering, alone or in conjunction with other changes in our stock ownership that we cannot control, may result in an “ownership change.” We may also experience ownership changes in the future as a result of strategic transactions or partnerships, equity offerings and other shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards and other deferred tax assets to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, similar limitations may apply at the state level and there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

You may experience dilution if we issue additional equity or equity-linked securities in the future.

If we issue additional shares of common stock, or securities convertible into or exchangeable or exercisable for shares of common stock, our stockholders, including investors who purchase shares of common stock and accompanying warrants in this offering, will experience dilution if we issue shares in the future at a price higher than the net tangible book value per share of our common stock, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Furthermore, investors may experience further dilution to the extent that shares of our common stock are issued upon the exercise of the warrants and pre-funded warrants issued in this offering. If we issue additional equity securities, employee stock grants vest, or there are any issuances and subsequent exercises of stock options issued in the future, you will experience additional dilution. See the section entitled “Dilution” for a more detailed discussion of the net tangible book value per share of our common stock as impacted by this offering.

Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There is no public market for the warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Market. Without an active market, the liquidity of the warrants and the pre-funded warrants will be limited.

Holders of warrants and/or pre-funded warrants purchased in this offering will have no rights as holders of shares of common stock until such holders exercise their warrants and/or pre-funded warrants and acquire our shares of common stock, except as set forth in the warrants and/or pre-funded warrants.

Except as set forth in the warrants and pre-funded warrants, until holders of warrants and/or pre-funded warrants acquire our shares of common stock upon exercise of the warrants and/or pre-funded warrants, holders of warrants and/or pre-funded warrants have no rights with respect to our shares of common stock underlying such warrants and pre-funded warrants. Upon exercise of the warrants and/or pre-funded warrants, the holders will be entitled to exercise the rights of a stockholder of shares of common stock only as to matters for which the record date occurs after the exercise date.

The warrants and pre-funded warrants are speculative in nature.

The warrants and pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, (i) holders of the pre-funded warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.01 per share of common stock and (ii) holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $1.50 per share, or 100% of the public offering price per share of our common stock and an accompanying warrant. Moreover, following this offering, the market value of the warrants and/or pre-funded warrants is uncertain and there can be no assurance that the market value of the warrants and/or pre-funded warrants will equal or exceed their public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the warrants and/or pre-funded warrants, and consequently, whether it will ever be profitable for holders of the warrants and/or pre-funded warrants to exercise the warrants and/or pre-funded warrants.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze and compare our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditor provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

If we cannot continue to satisfy The Nasdaq Global Market continued listing standards and other Nasdaq rules, our common stock could be delisted, which would harm our business, the trading price of our common stock, our ability to raise additional capital and the liquidity of the market for our common stock.

Our common stock is currently listed for trading on The Nasdaq Global Market. To maintain the listing of our common stock on The Nasdaq Global Market, we are required to meet certain listing requirements, including, among others, either: (i) a minimum closing bid price of $1.00 per share, a market value of publicly held shares (excluding shares held by our executive officers, directors and 10% or more stockholders) of at least $5.0 million and stockholders’ equity of at least $10 million; or (ii) a minimum closing bid price of $1.00 per share, a market value of publicly held shares (excluding shares held by our executive officers, directors and 10% or more stockholders) of at least $15.0 million and total assets of at least $50.0 million and total revenue of at least $50.0 million (in the latest fiscal year or in two of the last three fiscal years).

There is no assurance that we will be able to maintain compliance with the minimum closing price requirement and other listing requirements. In the event that we fail to maintain compliance with Nasdaq listing requirements for 30 consecutive trading days, our common stock may be delisted from The Nasdaq Global Market. If our common stock were to be delisted from Nasdaq and was not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink Market. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our securities would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our securities to decline.

Risks Related to Our Business and Industry

We have a history of annual net losses attributable to common shareholders which may continue and which may negatively impact our ability to achieve our growth initiatives.

For the year ended December 31, 2020, we had revenue of $78.2 million and a net loss attributable to common shareholders of $8.4 million. At December 31, 2020, we had total stockholders’ equity of $18.4 million, a decrease of $2.7 million from December 31, 2019. Our total stockholders’ equity increased to $19.3 million as of September 30, 2021 (and increased further as a result of our December 2021 Private Placement). For the nine months ended September 30, 2021, we had revenue of $77.0 million, compared to revenue of $55.0 million for the comparable period in 2020. We had a net loss attributable to common shareholders of $2,000 for the nine months ended September 30, 2021, compared to a net loss attributable to common shareholders of $7.4 million for the comparable 2020 period. There can be no assurance that, even if our revenue increases, our future operations will result in net income attributable to common stockholders. Our failure to increase our revenues or improve our gross margins will harm our business. We may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products from which we can derive additional revenues, our financial results will suffer.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could materially harm our business.

We rely on information technology and systems, including the Internet, commercially available software, and other applications, to process, transmit, store, and safeguard information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include personal identifying information and other valuable or confidential information. If we experience material failures, inadequacies, or interruptions or security failures of our information technology, we could incur material costs and losses. Further, third-party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to us or to our customers. We rely on commercially available systems, software, tools, and monitoring, as well as other applications and internal procedures and personnel, to provide security for processing, transmitting, storing, and safeguarding confidential information such as personally identifiable information related to our employees and others, information regarding financial accounts, and information regarding customers and vendors. We take various actions, and we incur significant costs, to maintain and protect the operation and security of our information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems’ improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of information. Security breaches, computer viruses, attacks by hackers, online fraud schemes, and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets, or unauthorized disclosure of confidential information. For example, in April 2019, we became aware that we had been a victim of criminal fraud commonly referred to as “business email compromise fraud.” The incident involved the impersonation of one of our officers and improper access to his email, wherein the transfer by us of funds to a third-party account almost occurred.

The operation of our healthcare business includes use of complex information technology infrastructures, access to the information technology networks of our customers, as well as the collection of storing of patient information that is subject to HIPAA. In recent years, attacks on corporate information technology infrastructures have become more common and more sophisticated. Any successful attack on our network could severely impact our ability to conduct operations and could result in lost customers. Though we carry customary insurance for notification events in the event of a patient information breach under HIPAA, our coverage may not be sufficient to cover every situation, and any notification could severely impact our customer confidence and operations.

Despite any defensive measures we take to manage threats to our business, our risk and exposure to these matters remain heightened because of, among other things, the evolving nature of such threats in light of advances in computer capabilities, new discoveries in the field of cryptography, new and sophisticated methods used by criminals including phishing, social engineering, or other illicit acts, or other events or developments that we may be unable to anticipate or fail to adequately mitigate. Any failure to maintain the security, proper function and availability of our information technology and systems, or certain third-party vendors’ failure to similarly protect their information technology and systems that are relevant to our operations, or to safeguard our business processes, assets, and information could result in financial losses, interrupt our operations, damage our reputation, cause us to be in default of material contracts, and subject us to liability claims or regulatory penalties, any of which could materially and adversely affect us.

We may not be able to achieve the anticipated synergies and benefits from business acquisitions.

Part of our business strategy is to acquire businesses that we believe can complement or expand our current business activities, both financially and strategically. In September 2019, we acquired ATRM Holdings, Inc. and its subsidiaries, including KBS, EdgeBuilder and Glenbrook with these synergistic benefits in mind. Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, loss of customers, regulatory changes that are not anticipated, difficulties in integrating personnel and human resource programs, integrating ERP systems and other infrastructures, general underperformance of the business under our control versus the prior owners, unanticipated expenses and liabilities, and the impact on its internal controls of compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced, and could potentially result in the impairment of our investment in these businesses.

We face risks related to health pandemics and other widespread outbreaks of contagious disease, including COVID-19 and its variants, which could significantly disrupt our operations (particularly in our healthcare business) and impact our financial results.

Our business has been disrupted and could be further materially adversely affected by the ongoing COVID-19 pandemic. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce. Global health concerns, such as coronavirus, could also result in social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate. The future progression of the outbreak and its effects on our business and operations are uncertain. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, including downturns in global economies and financial markets that could affect our future operating results. Any adverse impact on our results and financial condition could have a negative impact on our ability to comply with certain financial covenants in certain of our loan agreements (as described further below) and on your investment in our common stock.

We are subject to particular risks associated with real estate ownership, which could result in unanticipated losses or expenses.

Following our recent acquisition of real estate, our business is subject to many risks that are associated with the ownership of real estate. For example, if our tenants do not renew their leases or default on their leases, we may be unable to re-lease the facilities at favorable rental rates. Other risks that are associated with real estate acquisition and ownership include, without limitation, the following:

•	general liability, property and casualty losses, some of which may be uninsured;

•	the inability to purchase or sell our assets rapidly due to the illiquid nature of real estate and the real estate market;

•	leases which are not renewed or are renewed at lower rental amounts at expiration;

•	the default by a tenant or guarantor under any lease;

•	costs relating to maintenance and repair of our facilities and the need to make expenditures due to changes in governmental regulations, such as the Americans with Disabilities Act or remediation of unknown environmental hazards; and

•	acts of God and acts of terrorism affecting our properties.

Our revenues may decline due to reductions in Medicare and Medicaid reimbursement rates.

The success of our business is largely dependent upon our medical professional customers’ ability to provide diagnostic care to their patients in an economically sustainable manner, either through the purchase of our imaging systems or using our diagnostic services, or both. Our customers are directly impacted by changes (decreases and increases) in governmental and private payor reimbursements for diagnostic services. We are directly and indirectly impacted by changes in reimbursements. In our businesses, where we are indirectly affected by reimbursement changes, we make every effort to act as business partners with our physician customers. For example, in 2010, we proactively adjusted our diagnostic imaging services rates down due to the dramatic reimbursement declines that our customers experienced from the Centers for Medicare & Medicaid Services. Reimbursements remain a source of concern for our customers and downward pressure on reimbursements causes greater pricing pressure on our services and influences the buying decisions of our customers. Although the gap is closing, hospital reimbursements remain higher than in-office reimbursements. Our Diagnostic Imaging segment’s products are targeted to serve the hospital market. A smaller portion of our Diagnostic Services business segment operates in the hospital market.

Reductions in reimbursements could significantly impact the viability of in-office imaging performed by independent physicians, as well as the viability of our cardiac event monitoring services business. The historical decline in reimbursements in diagnostic imaging has resulted in cancellations of imaging days in our Diagnostic Services business and the delay of purchase and service decisions by our existing and prospective customers in our Diagnostic Imaging business.

Our Diagnostic Services revenues may decline due to changes in diagnostic imaging regulations and the use of third party benefit managers by states and private payors to drive down diagnostic imaging volumes.

Nuclear medicine is a “designated health service” under the federal physician self-referral prohibition law known as the “Stark Law,” which states that a physician may not refer designated health services to an entity with which the physician or an immediate family member has a financial relationship, unless a statutory exception applies. Our business model and service agreements are structured to enable our physician customers to meet the statutory in-office ancillary services (“IOAS”) exception to the Stark Law, allowing them to perform nuclear diagnostic imaging services on their patients in the convenience of their own office. From time-to-time, the Centers for Medicare and Medicaid Services and Congress have proposed to modify the IOAS to further limit or eliminate this exception. Various lobbying organizations, including the Medicare Payment Advisory Commission (“MedPAC”), in the past have pushed for, discussed, and recommended that Congress limit the availability of the IOAS exception in order to reduce federal healthcare costs. Legislation has been introduced in prior Congresses to modify or eliminate the exception, but has not been enacted. The outcome of these efforts is uncertain at this time; however, the limitation or elimination of the IOAS exception could significantly impact our Diagnostic Services business segment as currently structured.

Our customers who perform imaging services in their office also experience the continuing efforts by some private insurance companies to reduce healthcare expenditures by hiring radiology benefit managers to help them manage and limit imaging. The federal government has also set aside monies in the 2009 recession recovery acts to hire radiology benefit managers to provide image management services to Medicare/Medicaid and MedPAC has recommended and the Centers for Medicare & Medicaid Services has, in the past, proposed legislation requiring Medicare physicians who engage in a relatively high volume of medical imaging be required to obtain pre-authorization through a radiology benefit manager. A radiology benefit manager is an unregulated entity that performs various functions for private payors and managed care organizations. Radiology benefit manager activities can include pre-authorization for imaging procedures, setting and enforcing standards, approving which contracted physicians can perform the services, such as requiring even the most experienced and highly qualified cardiologists to obtain additional board certifications, or interfering with the financial decision of the private practitioner by requiring them to own their own imaging system and not allowing them to lease the system. The radiology benefit managers often do not provide written documentation of their decisions or an appeals process, leaving leasing physicians unable to challenge their decisions with the carrier or the state insurance department. Unregulated radiology benefit manager activities have and could continue to adversely affect our physician customers’ ability to receive reimbursement, therefore impacting our customers’ decision to utilize our Diagnostic Services imaging services.

Operating results may be adversely affected by changes in the costs and availability of supplies and materials.

Manufacturing and providing service for our nuclear imaging cameras is highly dependent upon the availability of certain suppliers; thereby making us vulnerable to supply problems and price fluctuations that could harm our business. Our manufacturing process within Diagnostic Imaging, and our warranty and post-warranty camera support business, rely on a limited number of third parties to supply certain key components and manufacture our products. Alternative sources of production and supply may not be readily available or may take several months to scale-up and develop effective production processes. If a disruption in the availability of parts or in the operations of our suppliers were to occur, our ability to have gamma cameras built as well as our ability to provide support could be materially adversely affected. In certain cases, we have developed backup plans and have alternative procedures should we experience a disruption. However, if these plans are unsuccessful or if we have a single source, delays in the production and support of our gamma cameras for an extended period of time could cause a loss of revenue and/or higher production and support costs, which could significantly harm our business and results of operations.

Our Diagnostic Services operations are highly dependent upon the availability of certain radiopharmaceuticals, thereby making us vulnerable to supply problems and price fluctuations that could harm our business. Our Diagnostic Service business involves the use of radiopharmaceuticals. There is a limited number of major nuclear reactors supplying medical radiopharmaceuticals worldwide and there is no guarantee that the reactors will remain in good repair or that our supplier will have continuing access to ample supply of our radiopharmaceutical product. If we are unable to obtain an adequate supply of the necessary radiopharmaceuticals, we may be unable to utilize our personnel and equipment through our in-office service operations, or the volume of our services could decline and our business may be adversely affected. Shortages can also cause price increases that may not be accounted for in third party reimbursement rates, thereby causing us to lose margin or require us to pass increases on to our physician customers.

Our Construction operating results could be adversely affected by changes in the cost and availability of raw materials. Prices and availability of raw materials used to manufacture our products can change significantly due to fluctuations in supply and demand. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Both KBS’s and EdgeBuilder’s major material components are dimensional lumber and wood sheet products, which include plywood and oriented strand board. Lumber costs are subject to market fluctuations. Furthermore, the cost of raw materials may also be influenced by transportation costs. It is not certain that any price increases can be passed on to our customers without affecting demand or that limited availability of materials will not impact our production capabilities. The state of the financial and housing markets may also impact our suppliers and affect the availability or pricing of materials. The inability of KBS or EdgeBuilder to raise the price of their products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on their revenue and earnings.

Our quarterly and annual financial results are difficult to predict and are likely to fluctuate from period to period.

We have historically experienced seasonality in all of our businesses, volatility due to the changing healthcare environment, the variable supply of radiopharmaceuticals, and downturns based on the changing U.S. economy. While our customers are typically obligated to pay us for imaging days to which they have committed, our contracts permit some flexibility in scheduling when services are to be performed. We cannot predict with certainty the degree to which seasonal circumstances such as the summer slowdown, winter holiday vacations, and weather conditions may affect the results of our operations. We have also experienced fluctuations in demand of our diagnostic imaging product sales due to economic conditions, capital budget availability, and other financial or business reasons, most recently the abrupt increases of quarantine restrictions and reduced demand due to the COVID-19 pandemic. In addition, due to the way that customers in our target markets acquire our products, a large percentage of our products are booked during the last month of each quarterly accounting period, and often there can be a large amount in the last month of the year. As such, a delivery delay of only a few days may significantly impact quarter-to-quarter comparisons of our results of operations. Moreover, the sales cycle for all of our capital products is typically lengthy, particularly in the hospital market, which may cause us to experience significant revenue fluctuations.

We spend considerable time and money complying with federal and state laws, regulations, and other rules which may fluctuate based on healthcare policy, and if we are unable to fully comply with such laws, regulations, and other rules, we could face substantial penalties.

Through our Healthcare businesses we are directly, or indirectly through our customers, subject to extensive regulation by both the federal government and the states in which we conduct our business, including: the federal Medicare and Medicaid anti-kickback laws and other Medicare laws, regulations, rules, manual provisions, and policies that prescribe requirements for coverage and payment for services performed by us and our physician customers; the federal False Claims statutes; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended in 2009 under the HITECH Act that places direct legal obligations and higher liability on us with respect to the security and handling of personal health information; the Stark Law; the federal Food, Drug and Cosmetic Act; federal and state radioactive materials laws; state food and drug and pharmacy laws and regulations; state laws that prohibit the practice of medicine by non-physicians and fee-splitting arrangements between physicians and non-physicians; state scope-of-practice laws; and federal rules prohibiting the mark-up of diagnostic tests to Medicare under certain circumstances. If our customers are unable or unwilling to comply with these statutes, regulations, rules, and policies, rates of our services and products could decline and our business could be harmed.

Our Construction businesses are subject to various federal, state and local laws and regulations. In recent years, a number of new laws and regulations have been adopted, and there has been expanded enforcement of certain existing laws and regulations by federal, state and local agencies. These laws and regulations, and related interpretations and enforcement activity, may change as a result of a variety of factors, including political, economic or social events. Changes in, expanded enforcement of, or adoption of new federal, state or local laws and regulations governing minimum wage or living wage requirements; the classification of exempt and non-exempt employees; the distinction between employees and contractors; other wage, labor or workplace regulations; healthcare; data protection and cybersecurity; the sale and pricing of some of our products; transportation; logistics; supply chain transparency; taxes; unclaimed property; energy costs and consumption; or environmental matters could increase our costs of doing business or impact our operations.

We maintain a compliance program to identify and correct any compliance issues and remain in compliance with all applicable laws, to train employees, to audit and monitor our operations, and to achieve other compliance goals. Like most companies with compliance programs, we occasionally discover compliance concerns. In such cases, we take responsive action, including corrective measures when necessary. There can be no assurance that our responsive actions will insulate us from liability associated with any detected compliance concerns.

If our past or present operations are found to be in violation of any of the laws, regulations, rules, or policies described above or the other laws or regulations to which we or our customers are subject, we may be subject to civil and criminal penalties, damages, fines, exclusion from federal or state healthcare programs, or the curtailment or restructuring of our operations. Similarly, if our physician customers are found to be non-compliant with applicable laws, they may be subject to sanctions that could have a negative impact on us. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, regulations, rules, and policies, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly.

We are subject to risks associated with self-insurance related to health benefits.

To help control our overall long-term costs associated with employee health benefits, we are self-insured up to certain limits for our health plans. As such, we are subject to risks associated with self-insurance of these health plan benefits. To limit our exposure, we have third party stop-loss insurance coverage for both individual and aggregate claim costs. However, we could still experience unforeseen and potentially significant fluctuations in our healthcare costs based on a higher than expected volume of claims below these stop-loss levels. These fluctuations could have a material adverse effect on our financial position and results of operations.

A portion of our operations are located in a facility that may be at risk from fire, earthquakes, or other disasters.

Final assembly in our manufacturing process and significant portions of our inventory are located in a single facility in Poway, California, near known fire areas and earthquake fault zones. Future natural disasters could cause substantial delays in our operations and cause us to incur additional expenses. Although we have taken precautions to insure our facilities and continuing operations, as well as provide for offsite back-up of our information systems, this may not be adequate to cover our losses in any particular case.

The medical device industry is litigious, which could result in the diversion of our management’s time and efforts, and require us to incur expenses and pay damages that may not be covered by our insurance.

Our operations entail risks of claims or litigation relating to product liability, radioactive contamination, patent infringement, trade secret disclosure, warranty claims, vendor disputes, product recalls, property damage, misdiagnosis, breach of contract, personal injury, and death. Any litigation or claims against us, or claims we bring against others, may cause us to incur substantial costs, could place a significant strain on our financial resources, divert the attention of our management from our core business, and harm our reputation. We may incur significant liability in the event of any such litigation, regardless of the merit of the action. If we are unable to obtain insurance, or if our insurance is inadequate to cover claims, our cash reserves and other assets could be negatively impacted. Additionally, costs associated with maintaining our insurance could become prohibitively expensive, and our ability to become or remain profitable could be diminished.

If we cannot provide quality technical and applications support, we could lose customers and our business and prospects will suffer.

The placement of our products and the introduction of our technology at new customer sites requires the services of highly trained technical support personnel. Hiring technical support personnel is very competitive in our industry due to the limited number of people available with the necessary scientific and technical backgrounds and ability to understand our technology at a technical level. If we are unable to attract, train or retain the number of highly qualified technical services personnel that our business needs, our business and prospects will suffer.

Our long-term results depend upon our ability to improve existing products and services and develop, introduce, and market new products and services successfully.

Our business is dependent on the continued improvement of our existing products and services and our development of new products and services utilizing our current or other potential future technology. As we introduce new products and services or refine, improve or upgrade versions of existing products and services, we cannot predict the level of market acceptance or the amount of market share these products and services will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products or services in the future.

We generally sell our products and services in industries that are characterized by rapid technological changes, frequent new product introductions and changing industry standards. If we do not develop new products and services and product enhancements based on technological innovation on a timely basis, our products and services may become obsolete over time and our revenues, cash flow, profitability and competitive position may suffer. Even if we successfully innovate and develop new products, services and product enhancements, we may incur substantial costs in doing so, and our profitability may suffer.

We may face risks associated with launching new products and services. If we encounter development or manufacturing challenges or discover errors during our product development cycle, the product launch dates of new products and services may be delayed. The expenses or losses associated with unsuccessful product development or launch activities or lack of market acceptance of our new products and services could adversely affect our business or financial condition.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our success depends, in part, on our ability to protect our proprietary rights to the technologies used in our products. If we fail to protect and/or maintain our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, and/or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.

We do not have any pending patent applications. We cannot assure investors that we will continue to innovate and file new patent applications, or that if filed any future patent applications will result in granted patents. Further, we cannot predict how long it will take for such patents to issue, if at all. It is possible that, for any of our patents that have issued or that may issue in the future, our competitors may design their products around our patented technologies. Further, we cannot assure investors that other parties will not challenge any patents granted to us, or that courts or regulatory agencies will hold our patents to be valid, enforceable, and/or infringed. We cannot guarantee investors that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge or challenges to our patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct or indirect competition. If our intellectual property does not provide adequate coverage of our competitors’ products, our competitive position could be adversely affected, as could our business.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights or we may need to enter into costly license agreements in the future.

Other than pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets and/or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Moreover, if a party having an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized and inadvertent disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, the outcome would be unpredictable, and any remedy may be inadequate.

If we are sued for infringing intellectual property rights of third parties, it would be costly and time consuming, and an unfavorable outcome in that litigation could have a material adverse effect on our business.

Our success also depends on our ability to develop, manufacture, market and sell our products and perform our services without infringing the proprietary rights of third parties. Numerous U.S. issued patents and pending patent applications owned by third parties exist in the fields in which we are developing products and services. As part of a business strategy to impede our successful commercialization and entry into new markets, competitors may allege that our products and/or services infringe their intellectual property rights.

We could incur substantial costs and divert the attention of our management and technical personnel in defending ourselves against claims of infringement made by third parties. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on our ability to conduct our business and our finances. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer one or more products or services and could result in a substantial award of damages against us. Intellectual property litigation can be very expensive, and we may not have the financial means to defend ourselves.

Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents upon which our products or proprietary technologies may infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or any of our products.

Our issued patents could be found invalid or unenforceable if challenged in court, at the USPTO or other administrative agency, or in other lawsuits which could have a material adverse impact on our business.

Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. If we were to initiate legal proceedings against a third party to enforce a patent related to one of our products or services, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome is unpredictable following legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the USPTO. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.

Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents that have issued or that may issue in the future, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable, and/or being interpreted narrowly and could impact the validity or enforceability positions of our other patents. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, an adverse outcome in such litigation or proceedings may expose us to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

We may make financial investments in other businesses that may lose value.

As we look for the best ways to deploy our capital and maximize our returns for our businesses and stockholders, we may make financial investments in other businesses or processes for purposes of enhancing our supply chain, creating financial returns, strategic developments, or other purposes. These investments may be speculative in nature, and there is no guarantee that we will experience a financial return and we may lose our entire principal balance if not successful.

Our goodwill and other long-lived assets are subject to potential impairment that could negatively impact our earnings.

A significant portion of our assets consists of goodwill and other long-lived assets, the carrying value of which may be reduced if we determine that those assets are impaired. At September 30, 2021, goodwill and net intangible assets represented $24.9 million, or 33.3% of our total assets, and at December 31, 2020, goodwill and net intangible assets represented $26.4 million, or 29.9% of our total assets. In addition, net property and equipment assets totaled $9.1 million and $9.8 million, or 12.2% and 11.1%, respectively, of our total assets at those dates. If actual results differ from the assumptions and estimates used in our goodwill and long-lived asset valuation calculations, we could incur impairment charges, which could negatively impact our earnings.

We review our reporting units for potential goodwill impairment annually or more often if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In addition, we test the recoverability of long-lived assets if events or circumstances indicate the carrying values may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. We conduct impairment testing based on our current business strategy in light of present industry and economic conditions, as well as future expectations. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount and/or the value of long-lived assets to not be recoverable, which could lead to the measurement and recognition of goodwill and/or long-lived asset impairment. These risks include, but are not limited to, significant negative variances between actual and expected financial results, lowered expectations of future financial results, failure to realize anticipated synergies from acquisitions, adverse changes in the business climate, and the loss of key personnel. If we are not able to achieve projected performance levels, future impairments could be possible, which could negatively impact our earnings.

If KBS is unable to maintain or establish its relationships with independent dealers and contractors who sell its homes, KBS revenue could decline.

KBS sells residential homes through a network of independent dealers and contractors. As is common in the modular home industry, KBS’s independent dealers may also sell homes produced by competing manufacturers and can cancel their relationships with KBS on short notice. In addition, these dealers may not remain financially solvent, as they are subject to industry, economic, demographic and seasonal trends similar to those faced by KBS. If KBS is not able to maintain good relationships with its dealers and contractors or establish relationships with new solvent dealers or contractors, KBS’s revenue could decline.

Due to the nature of our business, many of our expenses are fixed costs and if there are decreases in demand for products, it may adversely affect operating results.

Many of our expenses, particularly those relating to properties, capital equipment, and certain manufacturing overhead items, are fixed in the short term. Reduced demand for products causes fixed production costs to be allocated across reduced production volumes, which may adversely affect gross margins and profitability.

Due to the nature of the work we and our subsidiaries perform, we may be subject to significant liability claims and disputes.

We and our wholly owned subsidiaries engage in services that can result in substantial injury or damages that may expose us to legal proceedings, investigations and disputes. For example, in the ordinary course of our business, we may be involved in legal disputes regarding personal injury and wrongful death claims, employee or labor disputes, professional liability claims, and general commercial disputes, as well as other claims. Lone Star Value Management, LLC, now a liquidated entity, previously was an exempt reporting advisor and subject to certain regulations which at times may prompt investigations by the SEC or other regulatory bodies into proper compliance therewith. An unfavorable legal ruling against us or our subsidiaries could result in substantial monetary damages. Although we have adopted a range of insurance, risk management, safety, and risk avoidance programs designed to reduce potential liabilities, there can be no assurance that such programs will protect us fully from all risks and liabilities. If we sustain liabilities that exceed our insurance coverage or for which we are not insured, it could have a material adverse impact on our results of operations and financial condition.

Risks Related to our Indebtedness

On March 29, 2019, we and certain of the Healthcare Subsidiaries entered into a Loan and Security Agreement with Sterling National Bank (the “SNB Loan Agreement”). The SNB Loan Agreement is a five-year revolving credit facility (maturing in March 2024), which, as amended, has a maximum credit amount of $20 million (the “SNB Credit Facility”). As of December 31, 2020, our floating rate under this facility was 2.64%. On January 31, 2020, we and certain of our Real Estate and Investments Subsidiaries entered into a Loan and Security Agreement with Gerber Finance Inc. (as amended, the “Star Loan Agreement”), which provides for a credit facility with borrowing availability of up to $2.5 million, bearing interest at the prime rate plus 3.5% per annum, and matures on January 1, 2025, unless terminated in accordance with the terms therein (the “Star Loan”). On January 31, 2020, we and certain of our Construction Subsidiaries entered into a Loan and Security Agreement with Gerber (the “EdgeBuilder Loan Agreement”), which provides for a credit facility with borrowing availability of up to $3.0 million, bearing interest at the prime rate plus 2.75% per annum, and matures on January 1, 2023, subject to annual automatic extensions (the “EdgeBuilder Loan”). The credit facility under the Loan and Security Agreement, dated February 23, 2016, by and among us, KBS, ATRM, and Gerber (as amended, the “KBS Loan Agreement”) provides for a revolving credit facility of up to $4.0 million, bearing interest at the prime rate plus 2.75%, that matures on February 22, 2022, subject to automatic extension for an additional year unless terminated. The SNB Loan Agreement, Star Loan Agreement, EdgeBuilder Loan Agreement and KBS Loan Agreement are collectively referred to as the “Company Loan Agreements.”

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

Our indebtedness could have important consequences for us and our stockholders. For example, the SNB Loan Agreement requires a balloon payment at the termination of the facility in March 2024, which payment may require us to dedicate a substantial portion of our cash flow from operations to this future payment if we feel we cannot be successful in our ability to refinance in the future, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and acquisitions, and for other general corporate purposes. In addition, our indebtedness could:

•	increase our vulnerability to adverse economic and competitive pressures in our industry;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	limit our ability to borrow additional funds on terms that are acceptable to us or at all.

The Company Loan Agreements governing our indebtedness contain restrictive covenants that restrict our operating flexibility and require that we maintain specified financial ratios. If we cannot comply with these covenants, we may be in default under one or more of the Company Loan Agreements.

The Company Loan Agreements governing our indebtedness contain restrictions and limitations on our ability to engage in activities that may be in our long-term best interests. The Company Loan Agreements contain affirmative and negative covenants that limit and restrict, among other things, our ability to:

•	incur additional debt;

•	sell assets;

•	incur liens or other encumbrances;

•	make certain restricted payments and investments;

•	acquire other businesses; and

•	merge or consolidate.

The SNB Loan Agreement limits our ability to pay dividends and to redeem our equity securities if such dividend or redemption would result in our non-compliance with the financial covenants in the SNB Loan Agreement, there is insufficient borrowing availability under the SNB Loan Agreement, or if there is a default or event of default under the SNB Loan Agreement that has occurred and is continuing. In addition, the Company Loan Agreements include explicit restrictions on the payment of dividends and distributions to us, which could limit our ability to pay dividends. We may, therefore be required to reduce or eliminate our dividends, if any, including on our preferred stock (if any outstanding), and/or may be unable to redeem shares of our preferred stock (if any outstanding) until compliance with such financial covenants can be met.

The Company Loan Agreements contain various financial covenants that, going forward, we or our subsidiaries may not have the ability to meet. The Company Loan Agreements also contain various other affirmative and negative covenants regarding, among other things, the performance of our business, capital allocation decisions made by us and our subsidiaries, or events beyond our control.

Our failure to comply with our covenants and other obligations under the Company Loan Agreements may result in an event of default thereunder. A default, if not cured or waived, may permit acceleration of our indebtedness. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness (together with accrued interest and fees), or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all. This could have serious consequences to our financial condition, operating results, and business, and could cause us to become insolvent or enter bankruptcy proceedings, and stockholders may lose all or a portion of their investment because of the priority of the claims of our creditors on our assets.

Substantially all of our assets (including the assets of our subsidiaries) have been pledged to lenders as security for our indebtedness under the Company Loan Agreements.

The Company Loan Agreements are secured by a first-priority security interest in substantially all of the assets of us and our subsidiaries and a pledge of all shares and equity interests of our subsidiaries. Upon the occurrence and during the continuation of an event of default under any Company Loan Agreement, the applicable lender may, among other things, declare the loans and all other obligations thereunder immediately due and payable and may, in certain instances, increase the interest rate at which loans and obligations bear interest. The exercise by a lender of remedies provided under the applicable Company Loan Agreement in the event of a default thereunder may have a material adverse effect on the liquidity, financial condition and results of operations of the applicable borrowers and/or us and could cause such borrowers and/or us to become bankrupt or insolvent. Our obligations and the obligations of our various subsidiaries under the Company Loan Agreements are guaranteed by our other subsidiaries and/or us directly. In the event of any bankruptcy, liquidation, dissolution, reorganization, or similar proceeding against us, the assets that are pledged as collateral securing any unpaid amounts under the applicable Company Loan Agreement must first be used to pay such amounts, as well as any other obligation secured by the pledged assets, in full, before making any distributions to our stockholders. In the event of any of the foregoing, our stockholders could lose all or a part of their investment.

The inability of our company, KBS, EdgeBuilder or any of our other subsidiaries to comply with applicable financial covenants under the Company Loan Agreements could have a material adverse effect on our financial condition.

As of June 30, 2021, our last test date, KBS and EdgeBuilder were not in compliance with the bi-annual financial covenants under the KBS Loan Agreement and EdgeBuilder Loan Agreement, respectively, which required no net annual post-tax loss and certain minimum leverage ratios as of the test date. We obtained waivers from Gerber, our lender, for these financial covenant violations. In addition, we anticipate that we will need a waiver from Gerber for certain of these financial events for our December 31, 2021 test date. While Gerber has historically provided us with timely waivers, there can be no assurance that we will be able to receive waivers for any financial covenant violations for the December 31, 2021 test date or in the future, or that we will comply with all financial covenants in the future.

If we or any of our subsidiaries fail to comply with any applicable financial covenants under the Company Loan Agreements to which we are a party, or if there is otherwise an event of default under the Company Loan Agreements by a borrower, the borrowers’ obligations thereunder may (subject to any applicable cure periods) become immediately due and payable and the applicable lender(s) may demand the repayment of the credit facilities amount outstanding and any unpaid interest thereon.

If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our financial condition would be materially harmed, our business could fail, and stockholders may lose all of their investment.

Our ability to make scheduled payments on or to refinance our obligations will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. We cannot assure you that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

Increases in interest rates could adversely affect our results from operations and financial condition.

The SNB Loan Agreement and Star Loan Agreement allow for amounts borrowed thereunder to be subject to a floating interest rate which may change with market interest rates. An increase in prevailing interest rates would have an effect on the interest rates charged on our variable rate debt, which rise and fall upon changes in interest rates. If prevailing interest rates or other factors result in higher interest rates, the increased interest expense would adversely affect our cash flow and our ability to service our indebtedness.

Risks Related to our Common Stock

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The market price of our common stock has been, and we expect it to continue to be, volatile. The prices at which our shares of common stock trade depend upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, history of timely dividend payments, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business, or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

Our common stock has a low trading volume and shares available under our equity compensation plans could affect the trading price of our common stock.

Our common stock historically has had a low trading volume. Any significant sales of our common stock may cause volatility in our stock price. We also have registered shares of common stock that we may issue under our employee benefit plans or from our treasury stock. Accordingly, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws. If any of these stockholders, or other selling stockholders, cause a large number of securities to be sold in the public market without a corresponding demand, the sales could reduce the trading price of our common stock. One or more stockholders holding a significant amount of our common stock might be able to significantly influence matters requiring approval by our stockholders, possibly including the election of directors and the approval of mergers or other business combination transactions.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Payment of dividends on our common stock is prohibited unless we have declared and paid (or set apart for payment) full accumulated dividends on the Series A Preferred Stock, which also has a significant liquidation value.

Unless full cumulative dividends on our preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than a dividend in shares of common stock or other shares of stock ranking junior to the Series A Preferred Stock (as defined herein) as to dividends and upon liquidation) may be declared and paid or declared and set apart for payment on our common stock, nor may any shares of common stock be redeemed, purchased or otherwise acquired for any consideration by us. To the extent dividends are not paid on our preferred stock, cumulative dividends accrue as part of the liquidation value of our preferred stock, which has a liquidation value of $10.00 per share at issuance. Dividends on our preferred stock are payable out of amounts legally available therefor at a rate equal to 10.0% per annum per $10.00 of stated liquidation preference per share, or $1.00 per share of our preferred stock per year. Dividends on our preferred stock are only be payable in cash. As of January 19, 2022, there were 1,915,637 shares of our Series A Preferred Stock outstanding.

If we fail to pay dividends on our Series A Preferred Stock for six or more consecutive quarters, holders of our Series A Preferred Stock will be entitled to elect two additional directors to our board of directors.

To the extent dividends are not paid on the Series A Preferred Stock in accordance with their terms, cumulative dividends will accrue as part of the liquidation value of the Series A Preferred Stock. Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors to our board of directors. Holders of our common stock will not be entitled to vote no such additional directors.

We may not be able to redeem our Series A Preferred Stock upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Certificate of Designations of our Series A Preferred Stock), unless we have exercised our option to redeem our preferred stock after September 10, 2024, each holder of our preferred stock will have the right to require us to redeem all or any part of such holder’s preferred stock at a price equal to the liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to redeem our preferred stock and any indebtedness that may be required to be repaid or repurchased as a result of such event. In addition, we may be unable to redeem our preferred stock upon a Change of Control Triggering Event if such redemption would result in our non-compliance with the financial covenants in the Company Loan Agreements. Our failure to redeem our preferred stock could have material adverse consequences for us and the holders of our preferred stock.

The protective amendment contained in our Restated Certificate of Incorporation, which is intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards, may have unintended negative effects.

Pursuant to Internal Revenue Code Sections 382 and 383, use of our NOLs may be limited by an “ownership change” as defined under Section 382 of the Internal Revenue Code and the Treasury Regulations thereunder. In order to protect our significant NOLs, we filed an amendment to our certificate of incorporation (the “Restated Certificate of Incorporation”) (as amended and extended, the “Protective Amendment”) with the Delaware Secretary of State on May 5, 2015. The Protective Amendment was approved by our stockholders at our 2021 Annual Meeting of Stockholders held on October 21, 2021.

The Protective Amendment is designed to assist us in protecting the long-term value of our accumulated NOLs by limiting certain transfers of our common stock. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee.

The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of our common stock to seek the approval of our board of directors. This may have an unintended “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because the Protective Amendment may have the effect of restricting a stockholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

Our stockholder rights plan, or “poison pill,” includes terms and conditions which could discourage a takeover or other transaction that stockholders may consider favorable.

On June 2, 2021, stockholders of record at the close of business on that date received a dividend of one right (a “Right”) for each outstanding share of common stock. Each Right entitles the registered holder to purchase one one-thousandth of a share of our Series C Participating Preferred Stock (the “Series C Preferred Stock”), at a price of $12.00 per one-thousandth of a share of Series C Preferred Stock, subject to adjustment (the “Exercise Price”). The Rights are not exercisable until the Distribution Date referred to below. The description and terms of the Rights are set forth in the Rights Agreement between the Company and American Stock Transfer & Trust Company LLC, dated as of June 2, 2021 (the “Rights Agreement”), which has previously been filed as an exhibit to our public reports.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.99% or more (but less than 50%) of our then-outstanding common stock without the prior approval of our board of directors. A person or group that acquires shares of our common stock in excess of the applicable threshold, subject to certain limited exceptions, is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised. The Rights will not be exercisable until the earlier of ten days after a public announcement by us that a person or group has become an Acquiring Person and ten business days (or a later date determined by our board of directors) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an acquiring person. On the date (if any) that the Rights become exercisable (the “Distribution Date”), each Right would allow its holder to purchase one one-thousandth of a share of Preferred Stock for a purchase price of $12.00. In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of the common stock (in lieu of Preferred Stock) with a market value of twice the Exercise Price, upon payment of the purchase price.

The Rights will expire on the earliest of (i) June 2, 2024, or such earlier date as of which our board of directors determines that the Rights Agreement is no longer necessary for the preservation of our tax assets, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code or any successor statute if our board of directors determines that the Rights Agreement is no longer necessary for the preservation of our tax assets, and (v) the first day of our taxable year in which our board determines that no NOLs or other tax assets may be carried forward.

The Rights have certain anti-takeover effects, including potentially discouraging a takeover that stockholders may consider favorable. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.

Anti-takeover provisions in our organizational documents and Delaware law may prevent or delay removal of current management or a change in control.

Our Restated Certificate of Incorporation and Bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of our common stock, and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. In addition, as a Delaware corporation, we are subject to Delaware corporate law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Risks Related to Our Material Weakness in Disclosure Controls

Material weakness in our internal control over financial reporting could have a significant adverse effect on our business and the price of our common stock.

As a public reporting company, we are subject to the rules and regulations established from time to time by the SEC. These rules and regulations require, among other things, that we have, and periodically evaluate, disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and forms, and that such information is accumulated and communicated to our management, including our executive chairman and chief financial officer, to allow decisions regarding required disclosure. Reporting obligations as a public company are likely to continue to burden our financial and management systems, processes and controls, as well as our personnel.

As a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

Due to the existence of a material weakness described below, our executive chairman and chief financial officer concluded that our disclosure controls and procedures were not effective as of September 30, 2021 and, as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2020 due to a material weakness. A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. We identified material errors in the accounting for debt classification which resulted in the restatement of previously issued consolidated financial statements. These errors resulted from a material weakness related to ineffectively designed controls over review of contracts for new debt agreements and the proper application of GAAP for such agreements. Although we have developed and implemented a remediation plan which includes, but is not limited to, a more detailed review over debt contracts and the proper application of GAAP, no assurance can be given that our disclosure controls and procedures will prevent or detect all errors and fraud, which could have a significant adverse effect on our business and the price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Use of Proceeds,” as well as the information we incorporate herein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on our company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. Factors that might cause such differences include, but are not limited to, those discussed in the section of this prospectus entitled “Risk Factors.” New risks and uncertainties emerge from time to time, and it is not possible for us to predict all the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

•	our financial performance, including our ability to generate revenue;

•	our recent conversion into a diversified holding company;

•	business interruptions resulting from health epidemics or pandemics or other contagious outbreaks, such as the ongoing COVID-19 pandemic and its variants or geopolitical actions, including war and terrorism, and natural disasters;

•	ability of our products and services to achieve and/or maintain market success;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed;

•	our ability to protect our intellectual property;

•	our ability to complete strategic acquisitions;

•	our ability to complete strategic divestitures;

•	our ability to manage growth and integrate acquired operations;

•	our ability or inability to pay dividends;

•	our ability to maintain compliance with The Nasdaq Stock Market LLC’s listing maintenance standards;

•	potential liquidity and trading of our securities;

•	regulatory or operational risks;

•	downward revisions to, or withdrawals of, our credit ratings, if any, by third-party rating agencies; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of the common stock, pre-funded warrants and warrants in this offering will be $12,802,500, based on a public offering price of $1.50 per share and an accompanying warrant, after deducting underwriting discounts and commissions and estimated offering expenses. If the over-allotment option granted to the underwriter is exercised in full, we will receive additional net proceeds of $1,987,875, after deducting underwriting discounts and commissions and estimated offering expenses. We will only receive additional proceeds from the exercise of the pre-funded warrants and/or the warrants issuable in this offering if such pre-funded warrants and/or warrants are exercised at their respective exercise prices of $0.01 and $1.50 per share of common stock and the holders of such pre-funded warrants and warrants pay the exercise price of such pre-funded warrants and warrants in cash.

We intend to use the net proceeds from this offering for the following purposes:

Purpose	Estimated Amount	Estimated Percentage of Net Proceeds
Pursue organic growth initiatives	$5,121,000	40.0%
Funding of potential acquisitions	5,121,000	40.0%
Working capital and general corporate purposes	2,560,500	20.0%
Total	$12,802,500	100.0%

We currently intend to use a significant portion of the net proceeds from the sale of the shares of our common stock and warrants to increase our balance sheet liquidity in order to strengthen our direct sales and commercial partnership prospects in our construction operations. Our increased cash position will provide us with the ability to more effectively compete in client bid proposals where net cash and bond requirements are required or mandated by clients and commercial partners in order to participate in the bidding process for large, multi-year engagements.

We also plan to use a significant portion of the net proceeds of this offering to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of our growth strategy. We currently intend to focus on opportunities in our construction business and healthcare business (particularly in the area of healthcare staffing), including through the use of bolt-on acquisitions to expand our existing divisions. We have no commitments or agreements with respect to any such acquisitions or investments.

We also intend to use the net proceeds for working capital and other general corporate purposes, including continuing product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.  Any additional net proceeds received from the exercise of the over-allotment option will be used for working capital and general corporate purposes.

The amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, future acquisitions, if any, the pace of the integration of any acquired businesses, and the level of our sales and marketing activities.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock since our 2018 fiscal year. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends on our common stick in the foreseeable future. In addition, pursuant to the Certificate of Designations, so long as any of our 10.0% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our common stock as long as any dividends due on the Series A Preferred Stock remain unpaid. The payment of dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021 as follows:

•	on an actual basis;

•	on a pro forma basis, giving effect to the receipt of $2,112,500 in proceeds from our December 2021 Private Placement, as described under “Prospectus Summary—Our Company; Recent Developments,” and the payment of $3,460,000 in current and accrued dividends on our Series A Preferred Stock in December 2021; and

•	on a pro forma, as adjusted basis, reflecting the December 2021 Private Placement and the payment of dividends on our Series A Preferred Stock, and the issuance of 9,500,000 shares of common stock (assuming the exercise in full of the pre-funded warrants sold in this offering) together with 9,500,000 warrants offered by this prospectus, based on a public offering price of $1.50 per share and an accompanying warrant, assuming net proceeds of approximately $12,802,500, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but not giving effect to the exercise of the over-allotment option, and no exercise of the accompanying warrants or the underwriter’s warrant.

The information below should be read in conjunction with our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated in this prospectus by reference. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in such Form 10-Q and incorporated herein by reference.

	As of September 30, 2021
	Actual	Pro Forma	Pro Forma, as Adjusted
	(unaudited)	(unaudited)	(unaudited)
Long-term debt, net of current portion	$—	$—	$—
Preferred stock, $0.0001 par value: 10,000,000, shares authorized: 10% Series A Cumulative Perpetual Preferred Stock, 8,000,000 shares, liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at September 30, 2021	21,979	18,519	18,519
Stockholders’ equity:
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Participating Preferred stock, no shares issued or outstanding	—	—	—
Common stock, $0.0001 par value: 30,000,000 shares authorized; 5,120,978 shares issued and outstanding (net of treasury shares), actual; 5,770,978 shares issued and outstanding, pro forma; 15,270,978 shares issued and outstanding, pro forma, as adjusted	—	—	—
Treasury stock, at cost; 258,849 shares at September 30, 2021	(5,728)	(5,728)	(5,728)
Additional paid-in capital	148,618	150,731	163,534
Accumulated deficit	(123,551)	(123,551)	(123,551)
Total stockholders’ equity	19,339	21,452	34,255
Total capitalization (mezzanine equity and stockholders’ equity)	$41,318	$39,971	$52,774

The table above is based on 5,120,978 shares of common stock outstanding as of September 30, 2021, and excludes, as of such date:

•	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;

•	40,620 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;

•	62,849 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan;

•	729,770 shares of common stock issuable upon the exercise of the warrants (including the underwriter’s warrants) issued in connection with the public offering that we completed in May 2020;

•	9,500,000 shares of common stock issuable upon the exercise of the common stock purchase warrants offered hereby; and

•	237,500 shares of common stock issuable upon the exercise of the warrant we will grant to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the accompanying warrants and the underwriter’s warrant described above.

DILUTION

If you purchase our common stock and/or pre-funded warrants together with accompanying warrants in this offering, you may experience dilution to the extent of the difference between the public offering price per share or pre-funded warrant, as applicable in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities and mezzanine equity, divided by the number of outstanding shares of our common stock. As of September 30, 2021, our net tangible book value was approximately $(5,568,000), or approximately $(1.09) per share, and our pro forma tangible net book value was approximately $(3,456,000), or approximately $(0.60) per share.

After giving effect to the sale of 650,000 shares of our common stock in the December 2021 Private Placement and the payment of dividends on our Series A Preferred stock, and the sale by us of 9,500,000 shares of our common stock in this offering at the public offering price of $1.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and no exercise of the accompanying warrants or the underwriter’s warrant, our pro forma, as adjusted net tangible book value as of September 30, 2021 would have been approximately $(10,045,000), or approximately $0.61 per share. This represents an immediate increase in net tangible book value of $1.21 per share to existing stockholders and an immediate decrease in net tangible book value of $0.89 per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$1.50
Historical net tangible book (deficit) value per share as of September 30, 2021	$(1.09)
Pro forma change in historical net tangible book (deficit) per share attributable to the pro forma transactions described in the preceding paragraphs	0.49
Pro forma net tangible book (deficit) value per share as of September 30, 2021	(0.60)
Increase in pro forma net tangible book value per share attributed to new investors participating in this offering	1.21
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.61
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering		$0.89

The discussion and table above (i) assumes no exercise of the underwriters’ option to purchase up to an additional 1,425,000 shares of common stock, (ii) assumes no exercise of the warrant to be issued to the underwriter in connection with this offering, and (iii) assumes no sale of any pre-funded warrants in this offering and no exercise of the accompanying warrants or the underwriter’s warrant.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the public offering price per share of common stock sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table above is based on 5,120,978 shares of common stock outstanding as of September 30, 2021, and excludes, as of such date:

•	26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan;

•	40,620 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan;

•	62,849 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan;

•	729,770 shares of common stock issuable upon the exercise of the warrants (including the underwriter’s warrants) issued in connection with the public offering that we completed in May 2020; and

•	9,500,000 shares of common stock issuable upon the exercise of the common stock purchase warrants offered hereby; and

•	237,500 shares of common stock issuable upon the exercise of the warrant we will grant to the underwriter in connection with this offering.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares that we are offering on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans and (iii) no exercise of the accompanying warrants or the underwriter’s warrant described above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2021 and 2020 by (i) our principal executive officer, (ii) our two other most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2021, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the calendar year ended December 31, 2021 (the “named executive officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Jeffrey E. Eberwein*	2021	—	—	174,254	—	—	174,254
Executive Chairman	2020	—	—	60,718	—	27,333	88,051

David J. Noble	2021	301,154	150,000	104,998	—	3,500	559,652
Chief Financial Officer**	2020	293,077	150,000	—	—	3,500	446,577

Matthew G. Molchan*	2021	416,797	225,000	60,000	—	3,500	705,297
President and CEO of Digirad Health	2020	405,619	—	—	—	3,500	409,119

____________________

* Mr. Molchan resigned from his positions as President and Chief Executive Officer of the Company effective January 1, 2021, and assumed the positions of President and Chief Executive Officer of Digirad Health Inc. effective that same day. Effective January 1, 2021, Mr. Eberwein assumed the position of Executive Chairman and became the Company’s principal executive officer.

** Mr. Noble served as the Chief Operating Officer of the Company during 2020.

(1)	The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his or her scope of responsibilities, qualifications, experience, prior salary, and competitive salary information within our industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on our business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace. Based on the factors discussed above, 2021 base salaries were: Mr. Noble’s 2021 base salary was set at $300,000, which represented no change from his 2018 base salary; the total for 2021 was $301,154; Mr. Molchan’s 2021 base salary was initially set at $415,200 from his last adjustment in February 2017, the total for 2021 was $416,797. Due to the COVID-19 pandemic, there was a temporary reduction in salary in 2020. Mr. Eberwein does not receive base compensation. The differences between base and actual salary are due to pay period timing differences at year end.

(2)	The 2021 Executive Incentive Plan for fiscal year ended December 31, 2021 (the “2021 Annual Plan”), which provides for discretionary bonuses, is described below in the Narrative Disclosure to Summary Compensation Table.

(3)	Represents full fair value at grant date of restricted stock units (“RSUs”), including the stock awards with performance conditions (“PSUs”) described below, representing the right to receive, at settlement, common stock of the Company, granted to our named executive officers, computed in accordance with FASB ASC Topic 718, Stock Compensation. The full grant date fair value of an equity award is the maximum value that may be received over the vesting period if all vesting conditions are satisfied, as discussed further below. Thus, there is no assurance that the value, if any, eventually received by our executive officers will correspond to the amount shown. For information regarding assumptions made in connection with this valuation, please see Note 13. Share-Based Compensation to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 29, 2021.

(4)	Amounts shown for 2021 and 2020 include up to $2,500 matching contributions to the officers’ 401(k) retirement plans and up to $1,000 seed contribution to the executive’s Health Saving Account plans. Mr. Eberwein’s amount specifically represents board compensation paid in cash in 2020.

Narrative Disclosure to Summary Compensation Table

Base Salary. The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his or her scope of responsibilities, qualifications, experience, prior salary, and competitive salary information within the industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

When determining the base salary component of executive compensation for 2021, the Compensation Committee considered the achievements of the executives in 2020 based on actual financial performance of the business and achievement of the goals set by the Board of Directors for the individual executive, the fiscal 2021 budget and financial performance expectations, the totality of all compensation components. After due consideration, the Compensation Committee set compensation as reflected in the Summary Compensation Table above.

Annual Incentive Bonus. Payments under the Company’s executive bonus plan are based on achieving clearly defined, short-term goals, with the 2021 Annual Plan (described below) being the exception because it only provided for discretionary bonuses. We believe that such bonuses provide incentive to achieve goals that the Company aligns with its stockholders’ interests by measuring the achievement of these goals, whenever possible, in terms of revenue, income or other financial objectives. In setting bonus levels, the Company reviews its annual business plan and financial performance objectives. After estimating the likely financial results of the business plan as submitted by management and approved by the Board of Directors, the Company sets financial threshold goals based on those estimated results primarily in terms of EBITDA. The Company sets the minimum performance thresholds that must be reached before any bonus is paid at levels that will take significant effort and skill to achieve. An executive officer’s failure to meet some or all of these personal goals can affect his or her bonus amount. The Company believes that offering significant potential income in the form of bonuses allows the Company to attract and retain executives and to align their interests with those of the Company’s stockholders.

Fiscal Year 2021. Due to the unprecedented and unpredictable nature of the COVID-19 pandemic, the Company’s executive team was pushed to new limits and was compelled to be creative, flexible, thoughtful, proactive and diligent in implementing decisions regarding the best way to meet the needs and expectations of our customers, our employees and our vendors, and our traditional bonus measures did not encompass or reward the effort being put forth during the pandemic. As a result, the 2020 Annual Plan, paid in 2021, and the 2021 Annual Plan were made 100% discretionary and based on subjective objectives to be determined by the Board. Mr. Molchan’s bonus payment was in part due to the consummation of the divestiture of DMS. The actual cash bonuses payable in 2022 for 2021 performance (if any) for the achievement of such objectives will be determined by the Compensation Committee in 2022.

Equity Grants. The Company did not grant any stock awards to its named executive officers in 2020.

In connection with the adoption of the 2021 Annual Plan for the year ended December 31, 2021, the Compensation Committee determined that, as part of a long-term retention mechanism and to incentivize the executive officers to increase the Company’s shareholder value, the following RSUs were awarded effective on March 3, 2021, May 15, 2021, August, 15, 2021, August 23, 2021 and November 15, 2021 (the “2021 Grant Dates”), to Messrs. Noble, Eberwein and Molchan.

The RSUs granted to Messrs. Molchan and Noble vest over three years in three equal installments, with each such installment vesting on each anniversary of the 2021 Grant Dates. Each RSU grant to Messrs. Molchan and Noble were made pursuant to and subject to the terms of the 2021 Annual Plan, the Company’s 2018 Incentive Plan, and the respective award agreement that sets forth the terms of the grant.

The RSU grant to Mr. Eberwein made according to the terms set by the Compensation Committee and under the Company’s 2021 Incentive Plan. Mr. Eberwein’s RSU grant vests in 2022. Mr. Eberwein received 60,236 equity grants under the 2021 Annual Plan.

Name and Principal Position	Cash Value of the Restricted Stock Units Granted

Jeffrey E. Eberwein, Executive Chairman	$174,254
David J. Noble, Chief Financial Officer	$104,998
Matthew G. Molchan, President and CEO of Digirad Health	$60,000

Other Compensation

The Company currently maintains benefits for executive officers that include medical, dental, vision and life insurance coverage and the ability to contribute to a 401(k) retirement plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer's executive benefits if it deems it advisable. The benefits currently available to the executive officers are also available to other employees.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2021, including the value of the stock awards.

Name			Option Awards				Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey E. Eberwein	11/15/21	(3)	—	—	—	—	8,631	22,009
	8/15/21	(3)	—	—	—	—	8,270	21,089
	5/15/21	(3)	—	—	—	—	8,398	21,415
	3/31/21	(3)	—	—	—	—	2,885	7,357
	3/31/21	(3)	—	—	—	—	32,052	81,733

David J. Noble	8/23/2021	(1)	—	—	—	—	25,000	63,750
	3/3/2021	(1)	—	—	—	—	9,933	25,329

Matthew G. Molchan	8/23/2021	(1)	—	—	—	—	20,000	51,000
	2/1/2016	(2)	4,131	—	51.20	2/1/2026	—	—

____________________

(1)	33-1/3% of the units vest annually on the anniversary of the grant date over a three-year period.

(2)	Scheduled to vest as to 25% of the units on each of February 1, 2017, February 1, 2018, February 1, 2019, and February 1, 2020, with vesting of 50% of each such RSU tranche to be further subject to the satisfaction of certain performance criteria to be determined and approved by the Compensation Committee with respect to each such period. These units are shown net of 50% of the performance-based units that were deemed not to be earned and were canceled as of December 31, 2018.

(3)	100% of the units vest annually on the anniversary of the grant date.

Potential Payments Upon Termination or Change of Control

David J. Noble

On October 31, 2018, the Company entered into an employment agreement with David J. Noble, which was amended and restated on December 22, 2021 (the “Noble Employment Agreement”). On this same date, Mr. Noble agreed to relinquish the role of Chief Operating Officer, while retaining the position of Chief Financial Officer effective January 1, 2022.

Pursuant to the Noble Employment Agreement, Mr. Noble can be terminated for “cause,” upon death, upon disability and without “cause.” Under the Noble Employment Agreement, termination for “cause” generally means the termination of Mr. Noble’s employment by reason of: (A) the willful failure of Mr. Noble to perform his duties and obligations in any material respect (other than any failure resulting from his disability), (B) intentional acts of dishonesty or willful misconduct by Mr. Noble with respect to the Company, (C) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, moral turpitude, or fraud, or entry of a plea of guilty or nolo contendere to such charge, (D) Mr. Noble’s commission at any time of any act of fraud, embezzlement or willful misappropriation of material Company property, (E) repeated refusal to perform the reasonable and legal instructions of the Board, (F) willful and material breach of his obligations under any material agreement entered into between Mr. Noble and the Company or any of its affiliates, or willful and material breach of the Company’s polices or procedures which causes material damage to the Company, its business or reputation, provided that for subsections (A), (E), and (F), if the breach reasonably may be cured, Mr. Noble has been given at least thirty (30) days after his receipt of written notice of such breach from the Company to cure such breach. Termination without “cause” means termination for any reason other than death, disability, for “cause,” or for no reason at all, upon sixty (60) days’ written notice.

The Noble Employment Agreement provides for termination of Mr. Noble’s employment upon his election by voluntary resignation or termination for good reason. Termination by voluntary resignation means Mr. Noble can terminate his employment with the Company at any time and for any reason whatsoever or for no reason at all in his sole discretion upon giving sixty (60) days’ written notice. A termination for good reason means Mr. Noble can terminate his employment with the Company pursuant to the occurrence of any of the following events: (i) any material diminution in his authority, duties and responsibilities, (ii) any material reduction of his base salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are applied to all members of the Company’s leadership team and amount to less than a 10% reduction in total, or (iii) a material breach by the Company of the Noble Employment Agreement. In addition, either the Company or Mr. Noble can deliver to the other party a written notice of non-renewal at least sixty (60) days prior to the applicable renewal date of the Noble Employment Agreement.

In the event Mr. Noble voluntarily resigns, is terminated for “cause,” is terminated upon death, or is terminated upon disability, he would be entitled to receive: (i) his then current salary accrued up to and including the date of termination or resignation, (ii) unreimbursed expenses, and (iii) any vested payment or accrued benefits under any equity or Company benefit plan (the “Accrued Obligations”). In March 2021, Mr. Noble agreed by letter that all future RSU awards under the Noble Employment Agreement would vest one-third on each of the first, second and third anniversaries of the grant date.

In the event Mr. Noble terminates his employment for good reason, his employment is terminated without “cause,” or his employment is terminated by delivery of a non-renewal notice by the Company, he would be entitled to receive: (i) the Accrued Obligations (described above), (ii) a target bonus based on the target bonus metrics used to determine actual performance at the end of the fiscal year, but prorated to reflect the number of full months worked during the fiscal year, (iii) immediate vesting of any RSUs awarded under the Noble Employment Agreement for which the performance period has not been completed as of the date of termination based on the level of achievement of the performance goals at the end of the performance period, but pro-rated based on the number of full months worked during the performance period, and (iv) immediate vesting of any RSUs awarded under the Noble Employment Agreement which are outstanding as of the date of termination. Notwithstanding the foregoing, if within twelve (12) months following a change of control (as defined in the Noble Employment Agreement), the Company terminates Mr. Noble’s employment without “cause,” he resigns from his employment with good reason, or his employment terminates due to Company’s delivery of a non-renewal notice, then the bonus payment under (ii) above shall equal the equivalent of his target bonus without proration and, in addition to (iii) and (iv) above, he shall receive (v) twelve months of his then-current base salary.

If Mr. Noble’s employment was terminated in connection with a change of control as of December 31, 2021, he would have been entitled to receive: (i) a cash payment in the amount of $300,000, and (ii) immediate vesting of certain equity awards.

Matthew G. Molchan

On May 1, 2007, the Company entered into an employment agreement with Mr. Molchan, which agreement was amended on September 30, 2010 (as amended, the “Molchan Employment Agreement”).

Pursuant to the Molchan Employment Agreement, Mr. Molchan can be terminated for “cause” or without “cause.” Under the Molchan Employment Agreement, termination for “cause” generally means the termination of Mr. Molchan’s employment by reason of: (i) willful misconduct or gross negligence in the performance of duties in the employment agreement; (ii) willful failure or refusal to perform in the usual manner at the usual time those duties which he regularly and routinely performs in connection with the Company’s business or such other duties reasonably related to the capacity in which he is employed which may be assigned to him if such failure or refusal has not been substantially cured; (iii) performance of any material action when specifically and reasonably instructed not to do; (iv) engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company; (v) commission of any fraud, or unauthorized use or appropriation for his personal use or benefit of any funds, properties or opportunities of the Company; (vii) willful or grossly negligent violation of the Code of Ethics of the Company. Termination without “cause” means the termination of Mr. Molchan’s employment without “cause” at any time without liability for any reason not specified as a termination for “cause” upon not less than thirty (30) days written notice to Mr. Molchan.

Accordingly, if Mr. Molchan is terminated for “cause” before the last day of any calendar month, he would be entitled to receive compensation for such calendar month at his then current salary prorated to the date of termination on the basis of a 30-day calendar month. He would not be entitled to receive any severance payment. If Mr. Molchan is terminated without “cause,” he would be entitled to receive (i) his then current salary and the prorated amount of any accrued but unpaid performance bonus up to and including the date of termination, and (ii) a severance payment equal to six months of his then current salary.

If Mr. Molchan’s employment was terminated without “cause” as of December 31, 2021, Mr. Molchan would be entitled to receive $290,640.

Compensation of Directors

Cash Retainer Compensation

Non-employee members of our Board of Directors are paid an annual cash retainer for their service, with additional compensation for being the chairperson of the Board, serving on a committee of the Board of Directors and chairing a committee of the Board of Directors. Payments are made quarterly.

The compensation paid to the members of the Board of Directors is indicated in the chart below:

2021 Director Cash Compensation
Director Annual Retainer (all) (1)	$63,000
Additional Annual Retainer to Chairman	$100,000
Additional Annual Retainer to Audit Committee Chairperson	$25,000
Additional Annual Retainer to Compensation Committee Chairperson	$15,000
Additional Annual Retainer to Corporate Governance Committee Chairperson	$10,000
Additional Annual Retainer to Audit Committee Member	$5,000
Additional Annual Retainer to Compensation Committee Member	$5,000
Additional Annual Retainer to Corporate Governance Committee Member	$5,000

(1)	In March 2021, the Compensation Committee of the Board elected that all directors receive all committee related compensation in the form of RSUs, unless the director makes a timely one-time election to receive cash for the applicable year.

In the year ended December 31, 2021 each of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee chairpersons only received an amount equal to the chairperson fee set forth in the table above and not the chairperson fee plus the member fee.

Equity Compensation

Equity compensation awards, and the amount of such awards, to non-employee members of our Board are at the discretion of the Compensation Committee of our Board. Historically, such awards have been in the form of RSUs and the Compensation Committee generally set the amount of those awards at a fair market value equal to the annual cash retainer received by non-employee members of our Board. We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. In March 2021, the Compensation Committee of the Board elected to end the separate annual equity awards described above and to instead increase the size of the Retainer Awards to quarterly awards of RSUs having a fair market value (as defined in the 2021 Plan) of $18,000 each.

Non-Employee Director Compensation Table

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2021.

Name	Fees Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Jeffrey E. Eberwein(1)	3,750	74,250	—	78,000
John W. Gildea (3)	—	31,386	—	31,386
Michael A. Cunnion	22,000	63,000	—	85,000
John W. Sayward	31,875	63,000	—	94,875
Mitchell I. Quain	3,250	75,976	—	79,226

____________________

(1)	Such amounts are in addition to the amounts reflected above in the Summary Compensation Table.

(2)	Represents full fair value at grant date of restricted stock units granted to our directors, computed in accordance with FASB ASC Topic 718.

(3)	Mr. Gildea was elected to the Board on August 4, 2021.

DESCRIPTION OF OUR CAPITAL STOCK AND SECURITIES WE ARE OFFERING

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our Restated Certificate of Incorporation and Bylaws, as amended, copies of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware corporate law.

We are offering (i) 9,175,000 shares of common stock, (ii) 325,000 pre-funded warrants, each exercisable for one share of common stock, and (iii) 9,500,000 warrants to purchase common stock accompanying each share of common stock and pre-funded warrant, with each accompanying warrant exercisable for one share of common stock.

The following description summarizes certain terms of our capital stock, the warrants and pre-funded warrants we are offering and certain provisions of our Restated Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by the form of the warrant, the form of the pre-funded warrant and the provisions of our Restated Certificate of Incorporation and Bylaws and to the applicable provisions of Delaware corporate law.

Authorized and Outstanding Capital Stock

Our Restated Certificate of Incorporation authorizes the issuance of 40,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $0.0001 per share. Of our authorized preferred stock, 8,000,000 shares are designated as Series A Preferred Stock and 25,000 shares are designated as Series C Preferred Stock. 500,000 shares of preferred stock were previously designated as Series B Participating Preferred Stock. As of January 19, 2022, there were 5,805,916 shares of our common stock outstanding, held of record by 159 holders, and 1,915,637 shares of our Series A Preferred Stock outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of our common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware corporate law and preferences that may apply to any outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor. Pursuant to the terms of the Series A Preferred Stock (as described below), until we pay all dividends that are due and payable on the Series A Preferred Stock, we will be unable to pay dividends on our common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any of our outstanding shares of preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Nasdaq Global Market Listing

Our common stock is listed for trading on The Nasdaq Global Market under the symbol “STRR.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8200.

Series A Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware corporate law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company.

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation including the Certificate of Designations for the Series A Preferred Stock, which supplements our Restated Certificate of Incorporation by classifying the Series A Preferred Stock.

We have authorized 8,000,000 shares of Series A Preferred Stock, of which 1,915,637 shares are currently outstanding. Our board of directors may, without the approval of holders of the Series A Preferred Stock or common stock, designate additional series of authorized preferred stock ranking junior to the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock requires approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

No Sinking Fund

The Series A Preferred Stock is not subject to any sinking fund.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if, authorized by our board of directors (or a duly authorized committee of our board of directors) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the liquidation preference of $10.00 per share (equivalent to a fixed annual amount of $1.00 per share).

Dividends are payable quarterly, in arrears, on the last calendar day of March, June, September and December (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. To the extent that dividends are not paid on the Series A Preferred Stock, cumulative dividends will accrue as part of the liquidation value of the Series A Preferred Stock.

Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which is the first day of each month in which a quarterly dividend is to be paid, whether or not a business day (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. Our board of directors may not authorize, declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock do not bear interest, and holders of the Series A Preferred Stock are not entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends may be declared and paid or set apart for payment on any common stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all shares of capital stock that are equal in rank with Series A Preferred Stock, the amount which we have declared will be allocated ratably to the Series A Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) may be declared and paid or declared and set apart for payment nor may any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation, nor may we redeem, purchase or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of common stock, or any other shares of our capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation.

Holders of shares of the Series A Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock is first credited against the earliest accumulated but unpaid dividends on the Series A Preferred Stock.

Redemption

No Mandatory Redemption. The Series A Preferred Stock is perpetual preferred stock, and we are not required to provide for the mandatory redemption of the Series A Preferred Stock at any time, other than upon a Change of Control Triggering Event as described below.

Optional Redemption. The Series A Preferred Stock is not redeemable prior to September 10, 2024. On and after September 10, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders are entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed will be selected ratably by lot or by any other fair and equitable method that our board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and any shares of stock that rank on parity with regard to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Preferred Stock may be redeemed. In such event, we also may not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our Restated Certificate of Incorporation or from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any shares of stock that rank on parity with regard to dividends and upon liquidation. So long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of our company, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice must be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice must state: (A) the date for redemption; (B) the number of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is to be made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder must also specify the number of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we are not required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Preferred Stock at the close of business on that record date is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Series A Preferred Stock, unless we have exercised our option to redeem such Series A Preferred Stock as described above, holders of our preferred stock have the right to require us to redeem (a “Change of Control Redemption”) the Series A Preferred Stock at a price equal to the liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, we must mail a notice to holders of Series A Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offer to redeem such Series A Preferred Stock on the date specified in the applicable notice, which date may be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice must, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we are required to (to the extent lawful):

•	redeem all Series A Preferred Stock or portions of Series A Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all our preferred stock properly tendered; and

•	deliver or cause to be delivered to the paying agent the Series A Preferred Stock properly accepted together with an officers’ certificate stating the Series A Preferred Stock being redeemed.

We are not required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series A Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Preferred Stock, we must comply with those securities laws and regulations and would not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series A Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Preferred Stock at the option of the holders, the following definitions are applicable.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (A) was a member of such board of directors on the date the Series A Preferred Stock was issued or (B) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of preferred stock equal in rank with the Series A Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of preferred stock equal in rank with the Series A Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of our company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances are payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same appear on our stock transfer records. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Ranking

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (see “Voting Rights” below); and

•	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as described below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, are entitled to vote separately as a class for the election of a total of two additional directors to our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders in which case, such vote will be held at the earlier of the next annual or special meeting of our stockholders) or at the next annual meeting of our stockholders, and at each subsequent annual or special meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Preferred Stock and shares of preferred stock equal in rank with the Series A Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and preferred stock equal in rank with the Series A Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full or declared or set apart for payment in full, the holders of the Series A Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors will each be entitled to one vote per director on any matter.

If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock, then the holders of record of at least 20% of the outstanding our preferred stock may designate a holder to call the meeting at the expense of our company and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and will be held at the place designated by the holder calling such meeting. We must pay all costs and expenses of calling and holding any meeting and of electing directors as described above, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of our preferred stock are outstanding, we agreed to use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. We agreed to use our best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Preemptive Rights

Holders of our Series A Preferred Stock do not have any preemptive rights to purchase or subscribe for our common stock or any other security.

Listing

The Series A Preferred Stock is listed for trading on The Nasdaq Global Market under the symbol “STRRP.”

Transfer Agent and Dividend Paying Agent

American Stock Transfer & Trust Company acts as the transfer agent and dividend payment agent for the Series A Preferred Stock.

Series C Participating Preferred Stock

On June 2, 2021, in connection with entering into the Rights Agreement described under “Prospectus Summary - Our Company; Recent Developments,” we filed with the Delaware Secretary of State a Certificate of Designation of Series C Participating Preferred Stock (the “Series C Preferred Stock”) to create our Series C Preferred Stock. If the rights issuable under the Rights Agreement become exercisable, each right would allow its holder to purchase from us one one-thousandth of a share of our Series C Preferred Stock for a purchase price of $12.00. Each fractional share of Series C Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. The shares of Series C Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of our preferred stock and rank senior to our common stock as to such matters. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of ten days after a public announcement by us that a person or group has become an acquiring person and ten business days (or a later date determined by our board) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an acquiring person. No shares of Series C Preferred Stock have been issued or are outstanding.

Pre-Funded Warrants

The following description of our pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price equal to $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The pre-funded warrants will be issued in certificate form.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise. However, any exercise of the pre-funded warrants which would result in a holder beneficially owning more than 4.99% of the outstanding shares of our common stock will be subject to our consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, us. We may, in our sole discretion, waive the 4.99% ownership limitation in connection with this offering with respect to one or more potential purchasers. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round up to the nearest whole share.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering the shares of common stock underlying the pre-funded warrants, or the prospectus contained therein is not available for the issuance of such shares then the holders of the pre-funded warrants may exercise the pre-funded warrants, in whole or in part, by means of a “cashless exercise” in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise and receive the net number of the shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. However, during such time as the warrant is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to all or substantially all of holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), at any time after the issuance of the warrant, then, in each such case, the holder will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such distribution.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Common Stock Purchase Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and American Stock Transfer & Trust Company, as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Form

Pursuant to a warrant agent agreement between us and American Stock Transfer & Trust Company, as warrant agent, the warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability

The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the nearest whole share.

Exercise Limitation

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any exercise of the warrants which would result in a holder beneficially owning more than 4.99% of the outstanding shares of our common stock will be subject to our consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, us. We may, in our sole discretion, waive the 4.99% ownership limitation in connection with this offering with respect to one or more potential purchasers.

Exercise Price

The warrants will have an exercise price of $1.50 per share, or 100% of the public offering price per share of our common stock and accompanying warrant in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering the shares of common stock underlying the warrants, or the prospectus contained therein is not available for the issuance of such shares then the holders of the warrants may exercise the warrants, in whole or in part, by means of a “cashless exercise” in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise and receive the net number of the shares of common stock determined according to a formula set forth in the warrants.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

No Trading Market

There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant. However, during such time as the warrant is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to all or substantially all of holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), at any time after the issuance of the warrant, then, in each such case, the holder will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such distribution.

Warrant Agent

The warrant agent for our warrants is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8200.

May 2020 Common Stock Purchase Warrants

As part of our registered underwritten public offering of common stock in May 2020, we issued warrants to purchase up to 1,112,500 shares of our common stock pursuant to a warrant agent agreement between us and American Stock Transfer & Trust Company, as warrant agent. The warrants are exercisable at any time up to May 28, 2025, which is five years after their original issuance. The warrants have an exercise price of $2.25 per share (subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock). A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any exercise of the warrants which would result in a holder beneficially owning more than 4.99% of our outstanding shares of common stock will be subject to our consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, us. If at the time of exercise there is no effective registration statement registering the shares of common stock underlying the warrants, or the prospectus contained therein is not available for the issuance of such shares, then the holders of the warrants may exercise the warrants by means of a “cashless exercise” in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise and receive the net number of the shares of common stock determined according to a formula set forth in the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant; however, during such time as the warrant is outstanding, if we declare or make any cash or stock dividend or other distribution of our assets to all or substantially all of our common shareholders, a warrant holder will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of our common stock acquirable upon complete exercise of the warrant. There is no established trading market for these warrants. There are 702,270 shares of our common stock currently issuable upon the exercise of the warrants (including the underwriter's warrants having substantially similar terms) issued in connection with our May 2020 public offering.

Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Bylaws

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Bylaw Provisions

Provisions of our Restated Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for our stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of us. The amendment of any of these anti-takeover provisions would require approval by holders of at least two-thirds of our outstanding common stock entitled to vote.

In particular, our Restated Certificate of Incorporation and Bylaws provide for the following:

No Written Consent of Stockholders

Any action to be taken by our stockholders must be taken and given effect at a duly called annual or special meeting and may not be taken or given effect by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the president, chief executive officer, chairman of our board of directors, a majority of the members of our board of directors or our stockholders holding not less than 20% of the total number of votes to be cast at such a meeting.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Restated Certificate of Incorporation and Bylaws

The approval of not less than two-thirds of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Bylaws by stockholder action, or to amend the provisions of our Restated Certificate of Incorporation that are described in this section or certain other terms as specified in our Bylaws. These provisions will make it more difficult to circumvent the anti-takeover provisions of our Restated Certificate of Incorporation and our Bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to a further 1,500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Protective Amendment

Our Restated Certificate of Incorporation contains a protective provision (the “Protective Amendment”) to protect our significant net operating losses (“NOLs”). The Protective Amendment was approved by our stockholders at our 2021 Annual Meeting of Stockholders held on October 21, 2021. The Protective Amendment is designed to assist us in protecting the long-term value of our accumulated NOLs by limiting certain transfers of our common stock. The Protective Amendment’s transfer provisions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the outstanding number of shares of our common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the outstanding number of shares of our common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee. The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of the outstanding number of shares of our common stock to seek the approval of our board of directors. This may have an unintended “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the number of shares of our common stock that a stockholder may own could have the effect of making it more difficult for our stockholders to replace our management. Because the Protective Amendment may have the effect of restricting a stockholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

Repurchases

Under a stock repurchase program approved by our board of directors, we may purchase shares of our common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers or any combination thereof. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by our board of directors. Repurchases under the stock repurchase program will be funded from our existing cash and cash equivalents or future cash flow and equity or debt financings. As of the date of this prospectus, we have not repurchased any shares of our common stock under the repurchase program approved in 2018.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS AND WARRANTS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and pre-funded warrants, and the acquisition, ownership, exercise, expiration or disposition of the warrants (together with our common stock and pre-funded warrants, the “Securities”). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not purport to be a complete analysis of all the potential tax considerations relating to the Securities. In addition, this summary does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt entities, tax-exempt or government organizations;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock;

•	certain U.S. expatriates, citizens or former long-term residents of the United States;

•	U.S. Holders (as defined below) of any Security whose “functional currency” is not the U.S. dollar;

•	persons who hold any Security as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment or other risk reduction transaction;

•	persons who do not hold any Security as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons deemed to sell any Security under the constructive sale provisions of the Code;

•	pension plans;

•	foreign or domestic partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

•	real estate investment trusts or regulated investment companies;

•	personal holding companies or grantor trusts;

•	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	integral parts or controlled entities of foreign sovereigns;

•	controlled foreign corporations;

•	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; and

•	persons that acquire any Security as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds any Security, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships that hold any Security, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership, exercise, expiration and disposition of any Security, as the case may be.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the acquisition, ownership, exercise, expiration and disposition of any Security, as the case may be, arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

As used herein, the term “U.S. Holder” means a beneficial owner of any Security that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of our common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrants should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and, any references to our common stock in the balance of this discussion, shall incorporate by reference and include the pre-funded warrants.

Allocation of Purchase Price

For U.S. federal income tax purposes, a purchase of our common stock together with a warrant should be treated as an investment unit. The purchase price for each investment unit must be allocated between the Securities making up the investment unit, in proportion to their relative fair market values at the time of purchase. This allocation of the purchase price for each investment unit will establish your initial tax basis in each Security for U.S. federal income tax purposes. The separation of common stock and the warrant included in each investment unit should not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor regarding the allocation of the purchase price for an investment unit.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on our common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the number of shares of common stock that will be issued on the exercise of a warrant or adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “–Distributions on Common Stock.”

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the warrant disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the warrant and (2) the exercise price of the warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the warrant is more than one year. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

In the event that a U.S. Holder’s common stock is redeemed or if we purchase a U.S. Holder’s common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. Holder will be treated as described under “–Sale or Other Disposition of Common Stock” above. If the redemption does not qualify as a sale of common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—–Distributions on Common Stock.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option (i.e. pre-funded warrants and warrants). In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “–Distributions on Common Stock,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock.

Tax Consequences to Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax considerations applicable to “Non-U.S. Holders” (as defined herein) with respect to their ownership and disposition of any Security issued pursuant to this offering. All prospective Non-U.S. Holders of any Security should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership, exercise, expiration and disposition of any Security, as the case may be. In general, a Non-U.S. Holder means a beneficial owner of any Security (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on Common Stock

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make a distribution on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “–Sale or Other Disposition of Securities.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act (“FATCA”).

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under an income tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to an income tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for a refund with the IRS.

Constructive Dividends on Warrants

See the discussion of the rules applicable to constructive distributions on a warrant under “–Tax Consequences to U.S. Holders –Constructive Dividends on Warrants” above. Any constructive distributions would generally be subject to the tax treatment described above under “–Distributions on Common Stock.”

Exercise or Expiration of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price, except possibly to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the warrant.

Sale or Other Disposition of Securities

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of any Security unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

•	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

•	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a U.S. personal holding company (“USPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for any Security. We believe we are not currently and do not anticipate becoming a USPHC. However, because the determination of whether we are a USPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USPHC in the future. Even if we become a USPHC, a Non-U.S. Holder may qualify for an exemption from U.S federal income tax based on our status as a USPHC. If no exemption is available and we are a USPHC, a Non-U.S. Holder’s proceeds received on the disposition any Security will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. Holders should consult with their tax advisors on the availability of any such exemption in the event of we become a USPHC.

Redemption of Our Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s common stock, as described under “Tax Consequences to U.S. Holders—Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “—Distributions of Common Stock” and “—Sale or Other Disposition of Securities,” as applicable.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our common stock or constructive dividends on the warrants, and the proceeds of a sale or other disposition of any Security. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (as defined in the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on warrants paid to a Non-U.S. Holder, and the amount of any U.S. federal income tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of any Security to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of any Security to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of any Security paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of any Security. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in any Security, and the possible impact of these rules on the entities through which they hold any Security, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF ANY SECURITIY, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Maxim Group LLC (“Maxim”) is acting as sole book-runner and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock, pre-funded warrants and warrants, listed next to its name in the following table:

Name of Underwriter	Number of shares	Number of pre-funded warrants	Number of accompanying warrants
Maxim Group LLC	9,175,000	325,000	9,500,000

The underwriters are committed to purchase all the shares of common stock and/or pre-funded warrants, and warrants, offered by this prospectus if they purchase any shares of common stock, pre-funded warrants and warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants, covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock, pre-funded warrants and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and a legal opinion. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 1,425,000 shares of common stock and/or up to an additional 1,425,000 warrants, in each case, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares and/or warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants.

Discounts and Commissions

We have agreed to pay the underwriters a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of the common stock and pre-funded warrants and warrants.

The Representative has advised us that the underwriters propose to offer the shares, pre-funded warrants and warrants, directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares and/or pre-funded warrants and/or warrants, to other securities dealers at such price less a concession of up to $0.0525 per share of our common stock or pre-funded warrant. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing our proceeds from the underwriters’ purchase of the shares and/or pre-funded warrants and warrants.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and/or warrants. The underwriting commissions are equal to the public offering price per share, pre-funded warrant and warrant, less the amount per share the underwriters pay us for the shares of common stock, pre-funded warrants and warrants.

	Per share and accompanying warrant	Per pre-funded warrant and accompanying warrant	Total (No Exercise of Over-Allotment)	Total (Full Exercise of Over-Allotment)

Public offering price	$1.500	$1.490	$14,250,000	$16,387,500
Underwriting discounts and commissions	$0.105	$0.104	$997,500	$1,147,125
Proceeds, before expenses, to us	$1.395	$1.386	$13,252,500	$15,240,375

We have agreed to reimburse Maxim for its out-of-pocket accountable expenses, including Maxim’s legal fees up to a maximum of $90,000, in connection with the offering. We have paid $25,000 to Maxim as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $450,000, all of which are payable by us.

Jeffrey E. Eberwein, our Executive Chairman, and Michael A. Cunnion and John W. Gildea, two other directors, have indicated to us their intention to purchase 1,075,000, 8,300 and 33,400 shares respectively, of our common stock and warrants in this offering. David J. Noble, our Chief Financial Officer, and Richard K. Coleman, Jr., our Chief Operating Officer, have indicated to us their intention to purchase 30,000 and 33,400 shares, respectively, of our common stock and warrants in this offering. Certain other officers and employees of our company may also purchase shares of our common stock and warrants in this offering. However, because indications of interest are not binding agreements or commitments to purchase, there can be no assurance that the underwriter will determine to sell our shares and warrants in this offering to any of these persons, or that any of these persons will determine to purchase these securities in this offering. Any securities sold to our officers and board members will be at the same public offering price and on the same terms as the securities sold to other investors in this offering. The underwriter will receive the same underwriting discount on any securities purchased by these persons as it will on any other securities sold to the public in this offering. The shares being purchased by our officers and board members will be restricted from sale for a limited period of time under the terms of lock-up agreements.

Underwriter’s Warrant

We have agreed to issue to the underwriters, an Underwriter’s Warrant to purchase shares of our common stock which represents 2.5% of the number of shares of common stock and pre-funded warrants issued to investors in this offering. The Underwriter’s Warrant will have a term of five years from the effective date of this prospectus and an exercise price per share equal to $1.65, which is 110% of the public offering per share price, and may be exercised on a cashless basis. The Underwriter's Warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will expire five years after the effective date of such registration statement. The Underwriter's Warrants are not redeemable by us. The Underwriter’s Warrants provide for unlimited “piggyback” registration rights at our expense with respect to the underlying common stock for a period of seven-year commencing from the effective date of the registration statement related to this offering. The Underwriter’s Warrants and the common stock underlying the Underwriter's Warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants or the securities underlying the Underwriter's Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of six months from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The Underwriter's Warrants will provide for adjustment in the number and price of such Underwriter’s Warrants (and the common stock underlying such Underwriter's Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of ninety (90) days after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal; Tail

We have granted the Representative a right of first refusal, for a period of nine (9) months from the commencement of sales of this offering, to act as sole underwriter and sole book running manager and/or sole placement agent for any and all public and private equity, equity-linked, convertible or debt offerings of us.

In addition, if within six months following the closing of this offering, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by the underwriters during this offering, then we will pay to Maxim upon the closing of such other financing a cash fee equal to 7.0% of the aggregate gross proceeds of such financing and a warrant to purchase securities which represent 2.5% of the number of securities sold in such financing exercisable at a price equal to 110% of the offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, warrants or pre-funded warrants. Specifically, the underwriters may over-allot in connection with this offering by selling more shares or pre-funded warrants and/or warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock or pre-funded warrants over-allotted by the underwriters is not greater than the number of shares of common stock or pre-funded warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or pre-funded warrants involved is greater than the number of shares of common stock or pre-funded warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or pre-funded warrants or reduce any short position by bidding for, and purchasing, common stock or pre-funded warrants in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock or pre-funded warrants in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock or pre-funded warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock or pre-funded warrants immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock or pre-funded warrants in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock or pre-funded warrants during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares or pre-funded warrants to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares or pre-funded warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Maxim has acted in the past, and may act from time to time in the future, as our investment banking firm. Maxim served as the sole book-running manager of our underwritten public offering of securities in May 2020.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by our counsel Olshan Frome Wolosky LLP, New York, New York. Loeb & Loeb LLP, New York, New York is representing the underwriter in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act with respect to our common stock, warrants and pre-funded warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and our common stock, warrants and pre-funded warrants offered by this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.starequity.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 29, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 filed with the SEC on May 14, 2021, June 30, 2021 filed with the SEC on August 10, 2021, and September 30, 2021 filed with the SEC on November 12, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2021, March 9, 2021, March 29, 2021, April 1, 2021, April 6, 2021, May 14, 2021, June 1, 2021, June 2, 2021, August 6, 2021, August 10, 2021, August 16, 2021, October 25, 2021, November 12, 2021, November 22, 2021, December 13, 2021, December 22, 2021, and January 12, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 3, 2004, including any amendments and reports filed for the purpose of updating such description.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written request directed to Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, or via the investor relation’s section of our website at http://starequity.com/investor-relations, or from the SEC through the SEC’s internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Delaware General Corporation Law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Star Equity Holdings, Inc.

9,175,000 Shares of Common Stock

325,000 Pre-funded Warrants (each Pre-funded Warrant to purchase one Share of Common Stock)

325,000 Shares of Common Stock underlying the Pre-funded Warrants

9,500,000 Common Stock Purchase Warrants (each Warrant to purchase One Share of Common Stock)

9,500,000 Shares of Common Stock underlying the Common Stock Purchase Warrants

_______________

PROSPECTUS

_______________

Sole Book-Running Manager

Maxim Group LLC

January 19, 2022